UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Trinseo S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020

Proxy Statement and Meeting Notice

TRINSEO™

Materials. Powering Ideas.

Trinseo S.A.

Société anonyme

REGISTERED OFFICE:

26-28, rue Edward Steichen

L‑2540 Luxembourg

Grand Duchy of Luxembourg

Luxembourg RCS: B 153.149

PRINCIPAL PLACE OF BUSINESS:

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312 USA

April 27, 2020

Dear Shareholder:

We cordially invite you to attend our 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 9, 2020 at 12:00 p.m. (local time), at the Company’s Luxembourg offices located at 26-28, rue Edward Steichen, L 2540 Luxembourg, Grand Duchy of Luxembourg.* Further details regarding admission to the Annual Meeting as well as the business to be conducted at the meeting is more fully described in the accompanying materials.

We describe in detail the actions we expect to take in the attached Notice of 2020 Annual General Meeting of Shareholders and proxy statement. We have also made available a copy of our Annual Report on Form 10‑K for our fiscal year ended December 31, 2019. We encourage you to read the Form 10‑K, which includes information on our operations and products, as well as our audited financial statements.

We will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials for the Annual Meeting containing instructions on how to access our proxy statement and Annual Report and vote electronically via the Internet. Each notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting are included with the Notice of Internet Availability of Trinseo’s Proxy Materials for the Annual Meeting. If you prefer, you can request to receive proxy materials by mail, including a proxy card, and vote by mail by completing and signing the enclosed proxy card and returning it in the envelope provided.

Sincerely yours,

Frank A. Bozich

President and Chief Executive Officer

*We are actively monitoring the public health and travel concerns relating to the COVID-19 coronavirus outbreak and the protocols imposed by Luxembourg, U.S., and other governments that may impact our ability to hold our Annual Meeting in person. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for participation at the meeting in accordance with the Grand Ducal Regulation of Luxembourg dated March 20, 2020 (as may be amended or supplemented from time to time), which includes the exclusive use of (i) written or electronic voting forms, (ii) proxies to be granted to a proxyholder appointed by the Company or (iii) virtual means such as video-conference or any other telecommunication means that permits the identification of the participants to the meeting. Details will be posted in the “Investor Relations” section of our website, investor.trinseo.com, and filed with the Securities and Exchange Commission in advance of the Annual Meeting.

Trinseo S.A.

Annual General Meeting of Shareholders

Luxembourg, Grand Duchy of Luxembourg

June 9, 2020

12:00 p.m. CEST

26-28, rue Edward Steichen
L 2540 Luxembourg
Grand Duchy of Luxembourg

Trinseo S.A.

Société anonyme

REGISTERED OFFICE:

26-28, rue Edward Steichen

L‑2540 Luxembourg

Grand Duchy of Luxembourg

Luxembourg RCS: B 153.149

Principal executive offices of Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312 USA

+1 610-240‑3200

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Trinseo S.A.:

Notice is hereby given that an Annual General Meeting of Shareholders of Trinseo S.A. (“we,” “Trinseo” or the “Company”) will be held on Tuesday, June 9, 2020, at 12:00 p.m., local time for the purposes described below and in further detail in the proxy statement accompanying this notice. This year’s meeting will be held at the Company’s Luxembourg offices located at 26-28, rue Edward Steichen, L 2540 Luxembourg, Grand Duchy of Luxembourg. We intend to hold the Annual Meeting in person, but we are actively monitoring the public health and travel concerns relating to the COVID-19 coronavirus outbreak and the protocols that Luxembourg, U.S. and other local governments may impose that impact our ability to hold an in-person Annual Meeting. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for participation at the meeting in accordance with the Grand Ducal Regulation of Luxembourg dated March 20, 2020 (as may be amended or supplemented from time to time), which includes the exclusive use of (i) written or electronic voting forms, (ii) proxies to be granted to a proxyholder appointed by the Company or (iii) virtual means such as video-conference or any other telecommunication means that permits the identification of the participants to the meeting. Details will be posted in the “Investor Relations” section of our website, investor.trinseo.com, and filed with the Securities and Exchange Commission (the “SEC”) in advance of the Annual Meeting.

First, for the purpose of approving ordinary resolutions in order:

1.   To elect nine (9) Class II directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2021 annual general meeting;

2.   To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;

3.   To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2019 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2019;

4.   To approve the allocation of the results of the year ended December 31, 2019;

5.   To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2019;

6.   To ratify the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ending December 31, 2020;

7.   To ratify the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2020;

8.   To approve, as required by Luxembourg law, an annual dividend in the amount of all interim dividends declared since the Company’s last annual general meeting of shareholders;

9.   To approve a new share repurchase authorization to repurchase the Company’s shares; and

10.  To approve an amendment to the Company’s Omnibus Incentive Plan.

Second, for the purpose of approving or authorizing any other business properly brought before the Annual General Meeting of Shareholders.

It is expected that the Notice of Annual General Meeting and this proxy statement will first be available to shareholders on or about April 29, 2020. On or before April 30, 2020, the Company will also begin mailing a Notice of Internet Availability of Trinseo’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on April 20, 2020 are entitled to notice of, and entitled to vote at, the Annual General Meeting and any adjournments or postponements thereof. To attend the Annual General Meeting, you must demonstrate that you were a Trinseo shareholder as of the close of business on April 20, 2020 or hold a valid proxy for the Annual Meeting from such a shareholder.

By Order of the Board of Directors

Angelo N. Chaclas Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 9, 2020: our proxy statement is attached. Financial and other information concerning Trinseo are contained in our Annual Report to shareholders for the fiscal year ended December 31, 2019. The proxy statement and our fiscal 2019 Annual Report to shareholders are available on the Investor Relations section of our website at www.investor.trinseo.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Proxy Statement

The Board of Directors (the “Board”) of Trinseo S.A. solicits your proxy for the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on June 9, 2020, and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the Notice of the Annual General Meeting of Shareholders included in this proxy statement. As used in this proxy statement, the terms “we,” “us,” “our” “Company” or “Trinseo” refer to Trinseo S.A. proxy materials, including this proxy statement and the Annual Report for our fiscal year ended December 31, 2019 (“fiscal 2019”) are being first provided to shareholders on or before April 27, 2020. Our registered address is 26-28, rue Edward Steichen, L 2540 Luxembourg, Grand Duchy of Luxembourg.

2020 Proxy Statement        1

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND THE PROXY MATERIALS

Questions and Answers about the Annual Meeting and the Proxy Materials

When and where is the Annual Meeting being held?

We will hold the Annual Meeting at 12:00 p.m., local time, on Tuesday, June 9, 2019 at the Company’s Luxembourg offices located at 26-28, rue Edward Steichen, L 2540 Luxembourg, Grand Duchy of Luxembourg. When you arrive in the building, check in at the front desk and ask to be directed to the Trinseo Annual Meeting. We reserve the right to request that you present a photo ID and verify your status as a shareholder. We will not permit cameras or other recording devices at the Annual Meeting. All cell phones must be turned off once the Annual Meeting is convened.

We intend to hold the Annual Meeting in person. However, we understand that due to recent public health concerns and travel restrictions, members of our Board, our officers or shareholders may not be able or permitted to attend. We will continue to monitor Luxembourg, U.S. and other local governmental restrictions which may impact our ability to hold our Annual Meeting in person or at the proposed location. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for participation at the meeting in accordance with the Grand Ducal Regulation of Luxembourg dated March 20, 2020 (as may be amended or supplemented from time to time), which includes the exclusive use of (i) written or electronic voting forms, (ii) proxies to be granted to a proxyholder appointed by the Company or (iii) virtual means such as video-conference or any other telecommunication means that permits the identification of the participants to the meeting. Details will be posted in the “Investor Relations” section of our website, investor.trinseo.com, and filed with the SEC in advance of the Annual Meeting.

Why did I receive the notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On or about April 29, 2020 we commenced mailing of a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy for the Annual Meeting.

If you received the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the Annual Meeting?

Shareholders will be asked to vote:

1.   To elect nine Class II directors specifically named in the proxy statement, each to serve for a term of one year;

2.   To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;

3.   To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2019 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2019 (the “Luxembourg Statutory Accounts”);

4.   To approve the allocation of the results of the year ended December 31, 2019;

2020 Proxy Statement        2

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND THE PROXY MATERIALS

5.   To approve the granting and discharge of the Company’s directors and statutory auditor for the performance of their respective duties during the year ended December 31, 2019;

6.   To ratify the appointment of PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ended December 31, 2020;

7.   To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) to be the Company’s independent registered public accounting firm for the year ended December 31, 2020;

8.   To approve, as required by Luxembourg law, an annual dividend in the amount of all interim dividends declared since the Company’s last annual general meeting of shareholders;

9.   To approve a new share repurchase authorization;

10. To approve an amendment to the Company’s Omnibus Incentive Plan; and

11. To approve any other business properly brought before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on April 20, 2020 are entitled to vote at the Annual Meeting. On that date, there were 38,238,977 of our ordinary shares outstanding. Each ordinary share is entitled to one vote.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

What constitutes a quorum for consideration of proposals at the Annual Meeting?

Under our Articles of Association, the holders of a majority of the ordinary shares outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Ordinary shares represented in person or by proxy will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes (if any) will be treated as present at the Annual Meeting and will be counted for quorum purposes.

How many votes are required to elect directors and to adopt the other proposals at the Annual Meeting?

The election of directors and each of the other proposals related to the ordinary resolutions to be voted on require the affirmative vote of a majority of the ordinary shares represented in person or by proxy at the Annual Meeting and entitled to vote. For advisory votes, the Board takes the voting results under advisement.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy for the Annual Meeting from your broker, bank, or other shareholder of record and present it to the scrutineer at the meeting along with your ballot. If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

2020 Proxy Statement        3

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND THE PROXY MATERIALS

If you are a shareholder of record, you will receive one proxy card for the Annual Meeting. If you are a shareholder of record and submit a signed proxy card for the Annual Meeting but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy “FOR” the authorization of the Company, with approval of the Board, to (1) elect nine Class II directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2021 annual general meeting; (2) approve, on an advisory basis, the compensation paid by the Company to its named executive officers; (3) approve the Luxembourg Statutory Accounts; (4) approve the allocation of the results of the year ended December 31, 2019; (5) approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2019; (6) ratify the appointment of PwC Luxembourg to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ending December 31, 2020; (7) ratify the appointment of PwC to be the Company’s independent registered public accounting firm for the year ending December 31, 2020; (8) approve an annual dividend in the amount of all interim dividends declared since the Company’s last annual general meeting of shareholders; (9) approve the Company’s share repurchase authorization; and (10) approve an amendment to the Company’s Omnibus Incentive Plan.

If there are not sufficient votes to approve one or more of the proposals at the Annual Meeting, in accordance with the Company’s Articles of Association, the chair may adjourn the Annual Meeting to permit the further solicitation of proxies. Additionally, under Luxembourg law, the Board may adjourn the Annual Meeting for up to four weeks. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees.

Brokers are not permitted to vote your shares on any matter other than Proposal 7 (Ratification of the Appointment of the Independent Registered Public Accounting Firm). If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on those matters, but will be counted as in attendance at the meeting for purposes of a quorum.

If you do not vote your shares, you will not have a say on the important issues to be voted upon at the Annual Meeting.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the Annual Meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the Annual Meeting in person?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. If you attend the Annual Meeting in person and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Internet and phone voting will be cut-off at 11:59 p.m., Eastern Time, on June 7, 2020.

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QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND THE PROXY MATERIALS

Can I revoke my proxy?

Your proxy may be revoked by giving notice of revocation to Trinseo in writing, by accessing the Internet site, by using the toll-free telephone number, or in person at the Annual Meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site, by using the toll-free telephone number or in person at the Annual Meeting.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of the solicitation of proxies for the Annual Meeting. Solicitation of proxies may be made by mail, in person or telephone by officers, directors and other employees of the Company. We have retained the services of Broadridge Financial Solutions, Inc. (“Broadridge”) to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers and other nominees, although we reserve the right to do so. We will reimburse Broadridge and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the Notice of Internet Availability or by using the toll-free telephone number stated on the Notice of Internet Availability. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

2020 Proxy Statement        5

PROPOSAL 1

Proposal 1–Election of Class II Directors

Trinseo has a Board consisting of three directors with terms expiring in 2021 (Class I) and nine directors with terms expiring in 2020 (Class II). Our shareholders approved an amendment to our Articles of Association in 2018 to declassify our Board, so as the term of each of the director class has expired, those directors are elected for an annual term to serve until the next annual general meeting. This is the final year we will have a classified Board, as all director terms will expire in 2021.

Therefore, each of the nine Class II director nominees will stand for election to a one-year term expiring at the 2021 annual general meeting. The persons named in the enclosed proxy will vote to elect Frank Bozich, K’Lynne Johnson, Sandra Beach Lin, Philip Martens, Donald Misheff, Christopher Pappas, Henri Steinmetz, Mark Tomkins and Stephen Zide as directors unless the Proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a director.

Our Board consists of 12 directors, the maximum number allowed under our Articles of Association, with half of our directors having served for 3 years or less, while the average term of service of our directors is approximately 4 years.

We are committed to ongoing director succession planning and regular board refreshment. In preparation for the effective transition of the CEO role and the future transition of the Chairman’s role on the Board, the Board nominated three new directors including our new Chief Executive Officer and two new independent directors, all of whom were elected by our shareholders in 2019.  The Board also refreshed the chairs of its compensation committee and EHS&PP Committee. As the Board’s longest-tenured members, Mr. Zide and Mr. Pappas have been important contributors to Mr. Bozich’s successful transition into the role of Chief Executive Officer, and to the initial onboarding of the Board’s two newest directors.

Anticipating that the current volatile market environment will stabilize, and the orientation of the new directors will be complete before the 2021 annual general meeting of shareholders, Mr. Zide and Mr. Pappas notified the Board of their decisions to stand for reelection at the Annual Meeting and, if reelected, help continue this transition and onboarding through the current economic crisis and then to retire from the Board and not serve past the Company’s 2021 annual general meeting. In light of Mr. Zide’s and Mr. Pappas’s decisions, the Board has begun a new search for director candidates.

In preparation for this event, Mr. Zide and the Board have decided that appointing a new Chairperson before his retirement is warranted so there can be a seamless transition of the responsibilities to the new Chairperson. Accordingly, Mr. Zide notified the Board that if reelected at the Annual Meeting he intends to immediately step down from his position as Chairman so there can be a suitable overlap between the new Chairperson and him. As part of ongoing succession planning, the Board had previously evaluated leadership scenarios related to Mr. Zide’s potential retirement. The nominating and corporate governance committee has recommended that the Board appoint K’Lynne Johnson to serve as Board Chairperson upon Mr. Zide’s retirement from that position.

We seek nominees from diverse backgrounds with established strong professional reputations, sophistication, business acumen and experience in the global materials, chemical and related manufacturing industries. We also seek nominees with experience in substantive areas that are important to our business such as chemical industry expertise, international operations; accounting, finance and capital structure; strategic planning and operational leadership of complex organizations; human resources and development practices; and innovation. In addition, we believe that our nominees should possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes in each of the biographies of our directors and our nominees below.

2020 Proxy Statement        6

PROPOSAL 1

2020 Director Nominees

The individuals listed below have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2021 annual general meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees was previously elected to the Board by shareholders and will cease to be directors if their respective appointments are not approved by a majority of the votes cast by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

2020 Proxy Statement        7

PROPOSAL 1

2020 Director Nominees

Frank A. Bozich Age: 59 Director Since: June 2019 Committee Membership: • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Bozich became the Company’s President and Chief Executive Officer in March 2019. From May 2013 until February 2019, Mr. Bozich had been the President and Chief Executive Officer at the SI Group, Inc., a leading global developer and manufacturer of phenolic resins and chemicals used in the production of antioxidants, engineering plastics, fuels and lubes, rubber and pharmaceutical ingredients. Prior to joining SI Group Inc., Mr. Bozich held several executive management positions at BASF Corporation, a multi-national chemicals and manufacturing corporation, including President of BASF's Catalysts Division from 2010 to 2013, Group Vice President of Precious and Base Metal Service, and Group Vice President of the Integration Management Office. Prior to BASF, Mr. Bozich was Group Vice President, Enterprise Technologies and Ventures at Engelhard Corporation, which was acquired by BASF in 2006. He has also held leadership positions at Rohm and Haas; Croda Adhesives, Inc.; and Apex Adhesives, which he founded in 1986.

Education:

Mr. Bozich holds a bachelor's degree in Chemistry and a master's degree in Business Administration from the University of Chicago, as well as a master's degree in Chemistry from the University of Illinois.

Other Public Company Directorships:

Current Directorships-

OGE Energy Corp (NYSE: OGE) since February 2016

Director Qualifications:

Mr. Bozich is an accomplished CEO known for his strong personal leadership and track record of driving business growth and corporate transformation. His breadth of experience in leading chemical businesses in diverse and dynamic global markets is well-suited for the Company’s strategic priorities.

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PROPOSAL 1

K’lynne Johnson Age: 51 Director Since: March 2017 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

Ms. Johnson served as President and Chief Executive Officer of Elevance Renewable Sciences Inc., a specialty chemicals company, from 2007 to 2015, and as Chairwoman from 2015 to 2016. Ms. Johnson joined Elevance after over 20 years’ experience working within the oil and petrochemicals industry for Amoco Corporation and BP p.l.c. (joining BP after its merger with Amoco in 1998). During this time she held both operational and functional roles, culminating in her role as Senior Vice President of Global Derivatives within BP’s global Innovene business, which included P&L accountability for multiple global commodity and specialty chemicals businesses. Ms. Johnson also served as director of TPC Group, a  manufacturer of products derived from petrochemical raw materials, from 2011 to 2012 before the company was taken private.

Education:

Ms. Johnson graduated from Brigham Young University with a degree in Management and Organizational Behavior (M.O.B.) and a B.S. in Psychology.

Other Public Company Directorships:

Current Directorships-

FMC Corporation (NYSE: FMC) since 2013

Director Qualifications:

Ms. Johnson brings to our Board valuable experience in operational leadership and chemical industry and technological expertise.

2020 Proxy Statement        9

PROPOSAL 1

Sandra Beach Lin Age: 62 Director Since: November 2019 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

From 2010 to 2011, Ms. Beach Lin was President and Chief Executive Officer of Calisolar, Inc., a manufacturer of solar silicon and multicrystalline solar cells. Prior to joining Calisolar, she was Corporate Executive Vice President, then Corporate Executive Vice President, at Celanese Corporation, a global technology and specialty materials company, from 2007 to 2010. Ms. Beach Lin joined Avery Dennison Corporation, a global leader in pressure-sensitive adhesives technology as Group Vice President from 2005 to 2007. Prior to joining Avery Dennison, from 2002 to 2005, she was President, Alcoa Closure Systems International, a division of Alcoa Incorporated, a global aluminum leader.  From 1994 to 2001, Ms. Beach Lin held various executive positions at Honeywell International, a Fortune 100 diversified technology and manufacturing leader.

Education:

Ms. Beach Lin graduated with a BBA in General Management from the University of Toledo, Ohio and has an MBA in Marketing and Policy and Control from the University of Michigan.

Other Public Company Directorships:

Current Directorships –

American Electric Power (NYSE: AEP) since 2012

Polyone (NYSE: POL) since 2013

Past Directorships-

WESCO International (NYSE: WCC) from 2002 to 2019

Director Qualifications:

Ms. Beach Lin’s extensive senior executive experience, including as a Chief Executive Officer, leading global businesses in multiple industries provides her with valuable skills to serve on our Board. Ms. Lin has a deep understanding of the specialty chemicals industry, a strong operational foundation and wide-ranging international experience.

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PROPOSAL 1

Philip Martens Age: 60 Director Since: September 2016 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

From February 2011 to April 2015, Mr. Martens served as President and Chief Executive Officer of Novelis, Inc., a leader in aluminum rolled products and can recycling with worldwide operations. He joined Novelis as President and Chief Operating Officer in April 2009. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. From 1987 to 2005, Mr. Martens held various product development and engineering roles at Ford Motor Company, including his most recent role as a Group Vice President of product creation from 2003 to 2005.

Education:

Mr. Martens has an MBA from University of Michigan and received his B.S. degree in mechanical engineering from Virginia Polytechnic Institute.

Other Public Company Directorships:

Current Directorships-

Graphic Packaging Holding Company (NYSE: GPK) since 2013

Past Directorships-

Plexus Corporation (NASDAQ: PLXS) from 2010 until February 2017

Director Qualifications:

Mr. Martens brings to the Board significant leadership and management experience in global manufacturing operations, along with innovation expertise.

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PROPOSAL 1

Donald T. Misheff Age: 63 Director Since: February 2015 Committee Membership: • Audit • Nominating & Corporate Governance

Professional Experience:

Mr. Misheff served as managing partner from 2003 until his retirement in 2011 of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. As the managing partner, Mr. Misheff advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies.

Education:

Mr. Misheff graduated from the University of Akron with a B.S. in Accounting.

Other Public Company Directorships:

Current Directorships-

TimkenSteel Corporation (NYSE: TMST) since 2014

First Energy Corp. (NYSE: FE) since 2012

Director Qualifications:

Mr. Misheff brings extensive financial, accounting and public company corporate governance experience to our Board.

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PROPOSAL 1

Christopher D. Pappas Age: 65 Director Since: October 2010 Committee Membership: • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Pappas was the Company’s President and Chief Executive Officer from June 2010 until March 2019, at which time Mr. Pappas transitioned to the role of Special Adviser to Trinseo’s President and CEO, Frank A. Bozich, from March 2019 until his retirement from the Company in May 2019. Mr. Pappas previously served as the Company’s interim Chief Financial Officer from November 2015 until June 2016. Prior to joining Trinseo, Mr. Pappas held a number of executive positions at NOVA Chemicals of increasing responsibility from July 2000 to November 2009, most recently as President and Chief Executive Officer from May 2009 to November 2009, President & Chief Operations Officer from October 2006 to April 2009 and Vice President and President of Styrenics from July 2000 to September 2006. Before joining NOVA Chemicals, Mr. Pappas was Commercial Vice President of DuPont Dow Elastomers where he joined as Vice President of ethylene elastomers in 1995. Mr. Pappas began his chemicals career in 1978 with The Dow Chemical Company where he held various sales and managerial positions until 1995.

Education:

Mr. Pappas holds a B.S. degree in Civil Engineering from the Georgia Institute of Technology and an MBA from the Wharton School of Business at The University of Pennsylvania.

Other Public Company Directorships:

Current Directorships-

FirstEnergy Corp. (NYSE: FE) since 2011

Univar, Inc. (NYSE: UNVR) since 2015

Director Qualifications:

Mr. Pappas is highly qualified to serve on our Board due to his public company board experience and his 40 years of business experience with major companies in the chemical industry, and by his previous leadership of the Company since its formation. In these roles he has also acquired and demonstrated substantial financial expertise which is valuable to the Company’s Board.

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PROPOSAL 1

Henri Steinmetz Age: 63 Director Since: November 2017 Committee Membership: • Nominating & Corporate Governance • Environmental, Health, Safety & Public Policy

Professional Experience:

From 2016 to 2018, Mr. Steinmetz served as Chief Executive Officer of the Ceramtec Group, a global supplier of advanced ceramics. From 2009 to 2016, Mr. Steinmetz was Executive Director and Chief Executive Officer of Ruetgers N.V., Europe’s leading manufacturer of chemical raw materials made from coal tar. Prior to joining Ruetgers, Mr. Steinmetz was President of Sulzer Metco, a worldwide technology leader in coating materials, from 2004 to 2008, and was an Executive Vice President at Great Lakes Chemical Corporation from 2000 to 2004.

Education:

Mr. Steinmetz graduated with a M.S. in metallurgy from the Technical University Clausthal, Germany and has an MBA from INSEAD Fontainebleau, France.

Other Public Company Directorships:

None

Director Qualifications:

Mr. Steinmetz brings significant global chief executive officer experience and decades of chemical industry experience to our Board.

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PROPOSAL 1

Mark Tomkins Age: 64 Director Since: November 2019 Committee Membership: • Audit • Environmental, Health, Safety & Public Policy

Professional Experience:

From 2005 to 2006, Mr. Tomkins was Senior Vice President and Chief Financial Officer of Innovene, at the time, a leading petrochemical and polymers company. Prior to joining Innovene, Mr. Tomkins was Senior Vice President, Chief Financial Officer and Treasurer of Vulcan Materials, a building materials company, from 2001 to 2005. He joined Great Lakes Chemical Corp., a chemical research, production, sales and distribution company as Senior Vice President and Chief Financial Officer from 1998 to 2001. Prior to Great Lakes Chemical, Mr. Tomkins was Vice President of Finance and Business Development for Polymers and Vice President of Finance and Business Development for Electronic Materials at Allied Signal (now Honeywell International). Mr. Tomkins’ previous experience includes service as a director of CVR Energy, Inc., a publicly traded company primarily engaged in petroleum refining and nitrogen fertilizer manufacturing, from 2007 to 2012, as well as a director of private companies in the energy and plastics sectors.

Education:

Mr. Tomkins graduated with a B.S. in Finance and Quantitative Management and has an MBA from Eastern Illinois University.

Other Public Company Directorships:

Current Directorships-

ServiceMaster (NYSE: SERV) since 2015

WR Grace & Co. (NYSE: GRA) since 2006

Director Qualifications:

Mr. Tomkins is a certified public accountant. Mr. Tomkins’ financial, accounting and management expertise, along with his experience on other public and private company boards, qualify him to serve on our board of directors.

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PROPOSAL 1

Stephen M. Zide Age: 60 Chairman Director Since: June 2010 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

Mr. Zide served as a senior advisor to Bain Capital, LP, a private equity investment firm, until his retirement in 2017. Mr. Zide previously served as a Managing Director of Bain Capital from 2001 through 2015. Prior to joining Bain Capital, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms.

Education:

Mr. Zide received an MBA from Harvard Business School, a Juris Doctorate from Boston University School of Law, and a B.A. degree from the University of Rochester.

Other Public Company Directorships:

Current Directorships-

Sensata Technologies B.V. (NYSE: ST) since 2010

Past Directorships-

HD Supply Holdings, Inc. (NASDAQ: HDS) from 2007 to 2014

Director Qualifications:

Mr. Zide brings to the Board extensive negotiating and financing expertise gained from his training and experience as a legal advisor, and later as a private equity professional and financial advisor. In addition, Mr. Zide has had significant involvement with the Company since its 2010 formation and has served as a director of numerous public and private companies during his career in private equity and law.

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PROPOSAL 1

Directors with Terms Expiring in 2021

Joseph Alvarado Age: 67 Director Since: March 2017 Committee Membership: • Audit • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Alvarado served as Chief Executive Officer of Commercial Metals Company (NYSE: CMC), a global manufacturer, recycler and marketer of steel and other metals, from September 2011 until September 2017, and as Chairman of CMC’s board of directors from January 2013 until January 2018. He joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and Chief Executive Officer in September 2011 until his retirement. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In June 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation, a position he held until March 2009. Mr. Alvarado began his career at Inland Steel Company in 1976 and spent 21 years with the company in roles of increasing responsibility. He then served in executive roles with Birmingham Steel Corporation and Ispat North America Inc. until joining Lone Star Technologies.

Education:

Mr. Alvarado has an MBA from Cornell University and a B.A. degree in Economics from University of Notre Dame.

Other Public Company Directorships:

Current Directorships-

Kennametal Inc. (NYSE: KMT) since January 2018

Arcosa, Inc. (NYSE: ACA) since November 2018

PNC Financial Services Group Inc. (NYSE: PNC) since January 2019

Past Directorships-

Commercial Metals Company (NYSE: CMC) from 2013 to January 2018

Spectra Energy Corp (NYSE: SE) from 2011 until February 2017

Director Qualifications:

Mr. Alvarado brings years of experience in a cyclical commodities-driven industry and significant perspective on global manufacturing operations and strategic planning.

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PROPOSAL 1

Jeffrey J. Cote Age: 53 Director Since: May 2014 Committee Membership: • Audit • Compensation

Professional Experience:

Mr. Cote has served as the Chief Executive Officer and President of Sensata Technologies Holding plc (NYSE: ST) since March 2020. Prior to his appointment as CEO, Mr. Cote served as President and as Chief Operating Officer of Sensata since July 2012 and as Executive Vice President of its Global Sensing Solutions business since November 2015. He joined Sensata as Senior Vice President and Chief Financial Officer in January 2007 and was appointed Executive Vice President in July 2007. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating, Financial and Administrative Officer of Digitas. Previously he worked for Ernst & Young LLP from 1989 until 1997. Mr. Cote is a certified public accountant.

Education:

Mr. Cote received a B.A. degree in Business Administration and a Master of Accounting from Florida Atlantic University.

Other Public Company Directorships:

Current Directorships-

Sensata Technologies Holding plc (NYSE: ST) since March 2020

Director Qualifications:

Mr. Cote brings significant management, financial and accounting experience to our Board.

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PROPOSAL 1

Pierre-Marie De Leener Age: 62 Director Since: May 2014 Committee Membership: • Audit • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. De Leener served as interim CEO of Braas Monier Building Group SA from January 2016 to November 2016 and as Chairman of its Board of Directors from June 2014 to March 2017. Prior to that, he served as Executive Vice President for PPG Industries, Inc. from July 2010 until December 2012. From June 2008 until August 2011, Mr. De Leener also served as President of PPG Europe S.A. and as Chief Executive Officer of SigmaKalon Group from 1998 until January 2008.

Education:

Mr. De Leener received a B.S. degree in Economics and Philosophy and a Master of Chemical Engineering degree from Catholic University of Louvain, Belgium.

Other Public Company Directorships:

None

Director Qualifications:

Mr. De Leener brings valuable executive management and chemical industry experience to our Board.

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CORPORATE GOVERNANCE

Corporate Governance

Board Nominees. Under its charter, our nominating and corporate governance committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual general meetings. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholders’ interests through the exercise of sound judgment using its diversity of experience. In addition, the Board considers, in light of our business and Board composition, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1”.

The nominating and corporate governance committee considers properly submitted recommendations for candidates to the Board from shareholders. Any shareholder may submit in writing nominations of persons for consideration for each shareholder meeting at which directors are to be elected by not later than the 90th calendar day nor earlier than the 120th calendar day before the date of the annual general meeting. Any shareholder recommendations for consideration by the Board should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the shareholder within the last three years, a statement of recommendation of the candidate from the shareholder, a description of our shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Board may reasonably request. Recommendations should be sent to Angelo N. Chaclas, Corporate Secretary, Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312. The Board evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Board will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. As part of its ongoing succession planning, the Company seeks to identify potential Board nominees on behalf of the Board that meet the Board’s requirements with respect to diversity, experience, skill, and qualifications.

Board Independence. Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the New York Stock Exchange ("NYSE"). The Board evaluates any relationships of each director and nominee with Trinseo and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each director or any member of his or her immediate family and Trinseo. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our Board has affirmatively determined that all of our current directors and nominees, except for Messrs. Bozich and Pappas, are independent under the governance and listing standards of the NYSE.

Diversity and Board Expertise. While we do not have a formal policy with respect to diversity, we believe that diversity considerations are an important element, among many, when identifying director nominees who will best serve the needs of the Company and the interests of our shareholders. We believe diversity considerations enable us to provide sound and prudent guidance by developing a Board with a diverse range of talents, ages, skills, character, expertise, professional experiences, and backgrounds.

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CORPORATE GOVERNANCE

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board. The Board is committed to strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Trinseo. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Trinseo. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

• Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans

• Acquisitions and divestures

• Capital expenditure and budget planning

• Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

Audit Committee

• Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

• Supervision and selection of our external and internal auditors

• Our ethics and compliance programs

Compensation Committee	• Risks related to the design of our executive compensation programs, plans, and arrangements • Senior management succession planning
Nominating and Corporate Governance Committee	• Risks related to our governance structures and processes • Director succession planning
Environmental, Health, Safety and Public Policy Committee

• Our environmental, health and safety risk management programs

• The alignment of our environmental, health, safety, sustainability, social and public policy program with the Company’s business strategy and creation of stakeholder value

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Chair of the Board of Directors at any time, who may also be an executive officer of the Company. The Board has chosen to separate the roles of Board Chair and Chief Executive Officer, which the Board believes is currently in the best interest of Trinseo and its shareholders. This structure permits our Chief Executive Officer to devote his attention to leading Trinseo and to executing on our business strategy.

Mr. Zide, our current non-executive Chairman of the Board, has served as a director since 2010. In April 2020, Mr. Zide notified the Board of his decision, if reelected at the Annual Meeting, to retire from the Board and not serve past the Company’s 2021 annual general meeting. Mr. Zide also notified the Board that he intends to immediately step down as Chairman following the Annual Meeting. The nominating and corporate governance committee has recommended that the Board appoint K’Lynne Johnson to serve as Board Chairperson upon Mr. Zide’s retirement from that position. The committee believes Ms. Johnson would bring a wealth of critical skills as Chairperson, including, but not limited to: (i) entrepreneurial and senior public company experience; (ii) expertise in environmental, social and governance issues; and (iii) strategic transformation experience. Ms. Johnson has served on the Board since 2017 and has significant experience in the specialty chemical industry and as a public company director. As described above, the Board has determined that Ms. Johnson meets the definition of an independent director under NYSE listing standards. Furthermore, Ms. Johnson does not serve with any other directors on any other public or private boards and has no prior professional relationship with Mr. Bozich. Following the Annual Meeting, the Board will meet to elect a new Chairperson and adjust committee assignments as necessary. Mr. Zide will provide valuable continuity during this anticipated transition in Board leadership.

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CORPORATE GOVERNANCE

Board Attendance. We expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings. Our Board held seven meetings in 2019. The audit, compensation, and nominating and corporate governance committees held nine, six and five meetings in 2019, respectively. No Board member attended less than 75% of our Board and committee meetings, as applicable, in 2019.

We do not have a policy for the attendance of our directors at our annual general meeting of shareholders. Five directors attended our 2019 annual general meeting of shareholders, and no shareholders attended. Under Luxembourg law we are required to receive notice by the meeting’s record date of a shareholder’s intention to attend the annual general meeting of shareholders in person. Notwithstanding the exceptional circumstances we face this year with regard to the outbreak of COVID-19 and its potential impact on our Annual Meeting, our intention is to continue hold our Annual Meeting and all future annual general meetings of shareholders in person in Luxembourg.

Executive Sessions. Our Corporate Governance Guidelines provide that the non-management directors of the Board meet in executive session at least once during each regularly scheduled Board meeting to review matters concerning the relationship of the Board with the management directors and other members of senior management and such other matters as it deems appropriate. Additionally, the Board is required to have least one executive session annually of its independent directors. Mr. Zide acts as the chair of these executive sessions.

Board Annual Performance Reviews. Pursuant to our Corporate Governance Guidelines the Board annually conducts a self-evaluation of the Board as a whole. In accordance with the written charters of our audit, compensation and nominating and corporate governance committees, we also evaluate each committee’s performance on an annual basis and report to the Board the findings.

Code of Business Conduct. We have adopted a written Code of Business Conduct applicable to all directors, officers and employees and a written Code of Ethics for Senior Financial Employees, applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business and financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under the “Corporate Governance” tab on the Investor Relations section of our website, www.investor.trinseo.com by selecting the “Ethics and Compliance” link and then “supporting policies.”

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines that outline the Board’s governance policies and practices. The current version of our Corporate Governance Guidelines can be found under the “Corporate Governance” tab on the Investor Relations section of our website, www.investor.trinseo.com by selecting the “Ethics and Compliance” link and then “supporting policies.”

Communications with Directors. Shareholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary, Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the Company for review and possible response.

Luxembourg Corporate Governance.  As a Luxembourg company, we are subject to laws that can significantly restrict our Board’s ability to grant certain rights to shareholders under our articles of association.  For example, Luxembourg law:

•   Imposes a supermajority requirement in order to amend our articles of association, which cannot be amended by the Board or our shareholders;

•   Prohibits a plurality carve out from our majority voting requirement in a contested director election; and

•   Requires shareholder action by written consent in lieu of a meeting to be unanimous.

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BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Committee Composition

We have a standing audit committee, compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board. A copy of each charter can be found by clicking on “Corporate Governance” and then “Committee Composition” in the Investor Relations section of our website, www.investor.trinseo.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

The table below provides information about the membership of our standing audit, compensation, and nominating and corporate governance committees during fiscal 2019:

Name	Audit	Compensation	Nominating and Corporate Governance	Environmental, Health, Safety and Public Policy
Joseph Alvarado	X			X
Frank Bozich				Chair
Jeffrey J. Cote	Chair	X
Pierre-Marie De Leener	X			X
K’Lynne Johnson		Chair*	X
Sandra Beach Lin		X	X
Philip R. Martens		X	X
Donald T. Misheff	X		Chair
Henri Steinmetz			X	X
Christopher D. Pappas				X
Mark Tomkins	X			X
Stephen M. Zide**		X	X

* Ms. Johnson was appointed as chair of the compensation committee in February 2019, replacing Mr. Zide.

** Denotes Board chair.  In April 2020, Mr. Zide announced that, if reelected at the Annual Meeting, he intends to resign as chair. The Board will select a new chair upon Mr. Zide’s resignation.

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter. The audit committee’s primary duties and responsibilities are to:

•     Appoint or replace, compensate and oversee the outside auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us and will report directly to the audit committee.

•     Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, which are approved by the audit committee prior to the completion of the audit.

•     Review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the selection, application and disclosure of critical accounting policies and practices used in such financial statements.

•     Review and approve all related party transactions as defined under Item 404(a) of Regulation S-K.

•     Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

A copy of the charter, which satisfies the applicable standards of the Securities and Exchange Commission (the “SEC”) and the NYSE is available on our website. The audit committee currently consists of Joseph Alvarado, Jeffrey J. Cote, Pierre-Marie De Leener, Donald T. Misheff and Mark Tomkins. Our Board has determined that each of Messrs. Alvarado, Cote, De Leener, Misheff and Tomkins are independent directors pursuant to Rule 10A‑3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each of Messrs. Cote, Misheff

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BOARD STRUCTURE AND COMMITTEE COMPOSITION

and Tomkins is also an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S‑K. Mr. Cote also serves as chair of the audit committee.

Compensation Committee

The purpose of the compensation committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. The compensation committee reviews and recommends to our Board compensation plans, policies and programs and approves specific compensation levels for all executive officers. The compensation committee currently consists of Jeffrey J. Cote, K’Lynne Johnson, Sandra Beach Lin, Philip R. Martens and Stephen M. Zide.  Ms. Johnson serves as chair of the compensation committee. A copy of its charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our website. Pursuant to its charter, the compensation committee may delegate to subcommittees of the compensation committee any of the responsibilities of the full committee.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to (i) identify, screen and review individuals qualified to serve as directors (consistent with criteria approved by our Board) and recommend to our Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies or newly created directorships; (ii) develop and recommend to our Board and oversee the implementation of our corporate governance guidelines; (iii) oversee evaluations of our Board and (iv) recommend to our Board candidates for appointment to board committees. The nominating and corporate governance committee currently consists of K’Lynne Johnson, Sandra Beach Lin, Philip R. Martens, Donald T. Misheff, Henri Steinmetz and Stephen M. Zide. Mr. Misheff serves as chair of the nominating and corporate governance committee. Our Board has adopted a written charter under which the nominating and corporate governance committee operates, which is available on our website.

Environmental, Health, Safety and Public Policy Committee

The Environmental, Health, Safety and Public Policy Committee (the “EHS&PP Committee“) was established in 2014, for the purpose of assisting the Board in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support the environment, health and safety, sustainability, corporate social responsibility and climate change (“Sustainability”)  policies and programs of the Company. Its duties and responsibilities are to:

•     Support alignment between the Company and the Board on the Company’s Sustainability, social, and public policy goals;

•     Guide the Company on its Sustainability programs, policies, partnerships, activities and goals to ensure consistency with and impact upon the Company’s business strategy and the creation of stakeholder value and relationships;

•     Review of external public policy/governmental affairs issues and trends in order to more effectively achieve the Company’s business goals, and provide recommendations to the Board regarding the Company’s response to these issues consistent with applicable legal and regulatory requirements;

•     Review, approve and recommend to the Board for adoption, the Company’s annual public Sustainability and Corporate Social Responsibility Report; and

•     Assist the Board in fulfilling its oversight responsibility for the Company’s risk management programs by assessing risks that may arise in connection with the Company’s Sustainability, programs, partnerships, activities and goals.

The EHS&PP Committee currently consists of Joseph Alvarado, Frank A. Bozich, Pierre-Marie De Leener, Christopher Pappas, Henri Steinmetz and Mark Tomkins. Mr. Bozich serves as chair of the EHS&PP Committee. A copy of its charter is available on the Company’s website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

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OUR COMPANY’S EXECUTIVE OFFICERS

Our Company’s Executive Officers

Biographical information concerning our President and Chief Executive Officer, Frank A. Bozich, who is a nominee to our Board, is set forth above under Proposal 1.

David Stasse,  Executive Vice President and Chief Financial Officer.  Mr. Stasse, age 49, joined the Company in July 2013 as Vice President and Treasurer with responsibility for all treasury matters, including cash management, risk management, relationships with rating agencies and commercial banks, and financing matters. Prior to joining Trinseo, Mr. Stasse was employed by Freescale Semiconductor, Inc., a global semiconductor manufacturer that serves the automotive, networking, consumer and industrial markets, where he served as Vice President and Treasurer since July 2008. Mr. Stasse holds an MBA in Finance from the University of Maryland and a Bachelor of Science degree in Business Logistics from Penn State University.

Angelo N. Chaclas, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary. Mr. Chaclas, age 56, has been the Company’s Chief Legal Officer, Senior Vice President, and Corporate Secretary since January 2015. Mr. Chaclas also became the Chief Compliance Officer in June 2018. In his role, he provides legal support for all capital markets, transactional, compliance, commercial, regulatory, governance, intellectual property and other operational activities of the Company worldwide. Mr. Chaclas joined the Company in 2010 as Associate General Counsel and Chief Intellectual Property Counsel, where he managed the Company’s global intellectual property portfolio and supported the legal activities of several of the Company’s commercial businesses. Prior to joining the Company in 2010, Mr. Chaclas was Deputy General Counsel and Chief Counsel for the software division of Pitney Bowes where he led its Intellectual Property, Technology Law and Procurement legal functions. Mr. Chaclas holds a bachelor’s degree in Mechanical Engineering from Tufts University and a Juris Doctorate from Pace University.

Alice L. M. Heezen,  Senior Vice President, Human Resources. Ms. Heezen, age 49, became the Company’s Senior Vice President, Human Resources in April 2018 after joining the Company in January 2017 as Director of Human Resources for the Europe, Middle East, and Africa region. Prior to joining the Company, she was Head of Human Resources for ADAMA Agricultural Solutions Europe from July 2013 to December 2016. Ms. Heezen has also held senior HR leadership roles at Fiberweb plc, a London listed global specialty industrial and construction materials business from 2010 to 2013, at BG Group, a global oil and gas company from 2005 to 2009, and at REXAM plc, a global consumer packaging company from 2001 to 2005. Ms. Heezen holds a master’s degree in Social and Organizational Psychology from University of Leiden, The Netherlands.

Ryan Leib, Vice President and Treasurer. Mr. Leib, age 42, joined Trinseo in August of 2013 as Assistant Controller and was promoted to Corporate Controller in 2014. In 2017, he was promoted to Vice President, Global Controller, and Principal Accounting Officer and was named Vice President and Treasurer in July 2019. Prior to joining Trinseo, Mr. Leib was a senior manager with PricewaterhouseCoopers LLP and spent two years in their national office providing client companies with technical guidance on complex accounting issues. Mr. Leib holds a bachelor’s degree in accounting from St. Joseph’s University and is a Certified Public Accountant.

Rainer Schewe, Vice President–Supply Chain Services. Schewe, age 57, joined the Company in April 2020 as Vice President–Supply Chain Services. Prior to joining Trinseo, Mr. Schewe served as Executive Vice President and Chief Supply Chain Officer for A. Schulman, Inc. (now LyondellBasell Industries). Prior to this role, he served as Vice President and Business Unit Director for Schulman’s Custom Performance Colors business in EMEA. Schewe holds a degree as a State-Certified Engineer in Chemical Engineering from Fresenius Akademie Wiesbaden in Germany, and an Apprenticeship as a Chemical Laboratory Technician from RWTH Aachen in Germany.

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OUR COMPANY’S EXECUTIVE OFFICERS

Bernard M. Skeete,  Vice President, Chief Accounting Officer and Global Controller. Mr. Skeete, age 47, joined Trinseo in October 2016 as Chief Audit Executive with responsibility for the Company’s internal audit and enterprise risk management functions. Previously, Mr. Skeete served as Executive Director of Financial Operations at Comcast Cable from April 2015 to October 2016. Prior to joining Comcast, Mr. Skeete held various positions in corporate audit, controllers and financial planning and analysis with the Campbell Soup Company, with his last position being a Senior Manager of Financial Planning & Analysis for Supply Chain. Mr. Skeete began his career at PricewaterhouseCoopers, where he practiced for over eleven years, most recently as Senior Manager of Assurance & Business Advisory Services. Mr. Skeete holds a bachelor’s degree in accounting from St. Joseph’s University and is a Certified Public Accountant and Chartered Global Management Accountant.

Timothy J. Thomas, Vice President, Manufacturing and Operations Excellence. Mr. Thomas, age 53, has been with the Company since its inception and has previously held positions of increasing responsibility related to the Company’s manufacturing operations, including Global Business Manufacturing Leader—Latex and Operations Director—Performance Materials. In October 2019, Mr. Thomas was named Vice President—Manufacturing and Operational Excellence. Prior to joining Trinseo, Mr. Thomas served in various roles at The Dow Chemical Company, most recently as Business Manufacturing Leaser for Latex Binders. Mr. Thomas holds a bachelor’s degree in Chemical Engineering from Youngstown State University.

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TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Certain Relationships and Related Transactions

Our Conflict of Interest Policy is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest, which may include related party transactions. These include situations in which an individual’s personal interests are in conflict with the interests of the Company; situations in which an individual or family member receives personal benefits as a result of his or her position with the Company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the Company. The Company annually surveys our executive officers and directors regarding potential conflicts of interest. If such conflicts are reported or found, the Legal Department and/or our Chief Compliance Officer will seek to mitigate or eliminate such potential or actual conflicts of interest.

Our audit committee charter requires that the audit committee review and approve all related party transactions. The Company also has a written Related Party Transactions Policy. When related party transactions between us and our officers, directors and principal shareholders and their affiliates, are approved by the audit committee, it does so with the understanding that the terms of such transaction are no less favorable to us than those that we could obtain from unaffiliated third parties.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Information

The following table sets forth information regarding the beneficial ownership of our ordinary shares, nominal value $0.01, as of April 1, 2020 by:

•     each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our ordinary shares;

•     each of our named executive officers, directors and director nominees; and

•     all of our directors, director nominees and executive officers as a group.

As of April 1, 2020, we had 38,237,678 ordinary shares outstanding (excluding treasury shares), all of which were held by public investors (including certain of our directors and executive officers), the details of which are reflected in the table below.

Information with respect to beneficial ownership has been furnished by each director, director nominee, executive officer or beneficial owner of more than 5% of our ordinary shares. We have determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of ordinary shares deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after April 1, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

The inclusion in the following table does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

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STOCK OWNERSHIP INFORMATION

Name	Total Number of Shares Beneficially Owned	Percent of Class (1)	Of Number of Shares Beneficially Owned, Shares which May be Acquired within 60 Days (2)
M&G Investment Management Limited (3)	7,839,044	20.5%	-
BlackRock, Inc. (4)	6,098,644	15.9%	-
LSV Asset Management (5)	2,339,025	6.1%	-
AllianceBernstein (6)	2,056,279	5.4%	-
Frank A. Bozich	44,813	*	17,813
David Stasse	33,230	*	10,209
Timothy M. Stedman	44,237	*	33,432
Angelo N. Chaclas	47,797	*	33,923
Alice L. M. Heezen	7,156	*	6,440
Joseph Alvarado	3,396	*	-
Jeffrey J. Cote	12,833	*	-
Pierre-Marie De Leener	10,694	*	-
K’Lynne Johnson	3,427	*	-
Sandra Beach Lin	-	*	-
Philip R. Martens	4,916	*	-
Donald T. Misheff	8,241	*	-
Christopher D. Pappas	533,517	1.4%	387,584
Mark Tomkins	2,800	*	-
Henri Steinmetz	18,973	*	-
Stephen M. Zide	28,327	*	-
All Directors, Nominees and Executive Officers as a Group (21 persons) (7)	841,459	2.2%	509,983

* Indicates less than one percent.

(1)The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares (excluding treasury shares) as of April 1, 2020 and assume that each of the beneficial owners continued to own the number of shares reflected in the table on such date.

(2)Includes options to purchase ordinary shares which have vested or will vest within 60 days of April 1, 2020.

(3)On February 7, 2020 M&G Investment Management Limited (“M&G Investment”) filed a Schedule 13D with the SEC reporting beneficial ownership of 7,839,044 of our ordinary shares, with sole voting power and sole dispositive power over such shares. The address of M&G Investment is Governor's House, Laurence Pountney Hill, London, EC4R OHH.

(4)On February 4, 2020, BlackRock, Inc. filed a Schedule 13G with the SEC reporting beneficial ownership of 6,098,644 of our ordinary shares as of December 31, 2019, with sole voting power over 5,993,770 shares and sole dispositive power over 6,098,644 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)On February 11, 2020, LSV Asset Management filed a Schedule 13G with the SEC reporting beneficial ownership of 2,339,025 of our ordinary shares as of December 31, 2019, with sole voting power over 1,511,814 shares and sole dispositive power over 2,339,025 shares. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(6)On February 18, 2020, AllianceBernstein L.P. filed a Schedule 13G with the SEC reporting beneficial ownership of 2,056,279 of our ordinary shares as of December 31, 2019, with sole voting power over 1,729,653 shares, sole dispositive power over 2,055,058 shares and shared dispositive power over 1,221 shares. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York NY 10105.

(7)Includes 509,983 options to purchase ordinary shares which have vested or will vest within 60 days of April 1, 2020.

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SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS /
DELINQUENT SECTION 16(A) REPORTS

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2019 with respect to compensation plans under which ordinary shares of the Company may be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	1,548,297 (1)	48.08 (2)	2,588,851
Equity compensation plans not approved by securityholders	—	—	—
Total	1,548,297	48.08	2,588,851

(1)Includes 314,328 restricted stock units, 136,257 performance award stock units, and 1,097,712 options to purchase shares that have been granted under the approved Trinseo S.A. 2014 Omnibus Incentive Plan and remain outstanding as of December 31, 2019. The restricted stock units and performance stock units will result in the issuance of shares immediately upon vesting, with the vesting of performance stock units subject to the Company's attainment of pre-established performance goals. The options to purchase shares will result in the issuance of shares upon exercise.

(2)Represents the weighted-average exercise price of the above-mentioned options to purchase shares only. The Company’s performance award stock units and restricted stock units do not have associated exercise prices.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. When requested, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and will file these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from our current directors and executive officers, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) during 2019, except that Christopher Pappas filed one late Form 4 reporting two transactions on an untimely basis, a Form 4 amendment to correct the number of shares reported as directly held and a Form 4 amendment to correct the amount of an RSU award.

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PROPOSAL 2

Proposal 2–Advisory Vote on Named Executive Officer Compensation

• •	•

The Compensation Discussion and Analysis of this Proxy Statement, which immediately follows this proposal, describes our executive compensation program and the compensation of our named executive officers for fiscal 2019. The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Trinseo S.A. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•   Attract and retain industry-leading talent

•   Link compensation actually paid to achievement of our financial, operating and strategic goals;

•   Reward individual performance and contribution to our success; and

•   Use performance measures, including financial and non-financial goals that align our named executive officers’ interests with those of our shareholders.

We believe Trinseo’s compensation programs employ positive governance practices and offer substantial levels of at-risk compensation to meaningfully align shareholder interests with those of our named executive officers.

The Board is asking shareholders to support this proposal, as it does annually. Although the vote we are asking you to cast is non-binding, the compensation committee and the Board value the views of our shareholders as expressed in their votes. The Board and the compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) section is intended to provide information about our 2019 compensation objectives and programs for our named executive officers. Our 2019 named executive officers are listed below (together, our “NEOs”), which list includes three former executives, Messrs. Pappas, Niziolek and Yarkadas.

Name	Position
Frank A. Bozich	President and Chief Executive Officer
Christopher D. Pappas(1)	Former President and Chief Executive Officer
David Stasse	Executive Vice President and Chief Financial Officer
Barry J. Niziolek(2)	Former Executive Vice President & Chief Financial Officer
Timothy M. Stedman(3)	Senior Vice President Strategy and Corporate Development
Angelo N. Chaclas	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Alice L. M. Heezen	Senior Vice President, Human Resources
Hayati Yarkadas(4)	Former Senior Vice President and Business President

(1)Mr. Pappas served as our President and Chief Executive Officer from 2010 until March 2019, at which time Mr. Bozich assumed the role of President and Chief Executive Officer. Mr. Pappas served as Special Advisor to the President and Chief Executive Officer until his retirement from the Company in May 2019.

(2)Mr. Niziolek served as our Executive Vice President and Chief Financial Officer from 2016 until his retirement effective July 1, 2019, at which time Mr. Stasse assumed this role.

(3)Mr. Stedman’s former title was Senior Vice President and Business President until October 7, 2019, when he assumed the role as Senior Vice President, Strategy and Corporate Development. Effective May 1, 2020, Mr. Stedman was named Special Advisor and will leave the company to pursue other opportunities on October 31, 2020.

(4)Mr. Yarkadas stepped down from his position as Senior Vice President and Business President effective October 2, 2019, to pursue other opportunities. Mr. Yarkadas served as a non-executive employee of the Company until March 16, 2020.

This CD&A is divided into the following sections:

•   Executive Summary

•   Compensation Philosophy and Design

•   How We Make Compensation Decisions

•   2019 Compensation Structure & Performance

•   Other Compensation and Tax Matters

Executive Summary

Business Performance

Our 2019 results reflected lower than anticipated profitability due to slower global economic growth, economic uncertainty and challenging market dynamics. Amid these conditions, we took appropriate steps to improve our cost structure and optimize working capital, and achieved another year of strong cash flow generation. This allowed us to return significant cash to our shareholders via dividends and share repurchases. Highlights for the year ended December 31, 2019:

•     We reported net income of $92.0 million, Adjusted EBITDA of $351.8 million, and cash provided by operating activities of $322.5 million;

•     We repurchased approximately 2.8 million of our ordinary shares in open-market purchases for an aggregate purchase price of $119.7 million.

•     We paid quarterly dividends totaling approximately $64.2 million, or $1.60 per share.

•    Our continued prioritization of our environmental and sustainability goals, including an OSHA-recordable rating putting us in the top 10% of our industry, a “B” rating from CDP (formerly the Carbon Disclosure Program), reflecting our efforts to reduce greenhouse gases and prioritize Climate Change initiatives, and being named in Newsweek magazine’s inaugural top 100 of “America’s Most Responsible Companies.”

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COMPENSATION DISCUSSION & ANALYSIS

•     Implemented changes to our executive leadership team in connection with our shift to a global functional structure, as well as appointed Frank Bozich as our new President and Chief Executive Officer in March, and David Stasse as our new Chief Financial Officer in July, upon the announced retirement of our former CEO and former CFO.

•     We launched a corporate restructuring program associated with our shift to a global functional structure and business excellence initiatives to drive greater focus on business process optimization and efficiency, and to generate cost savings.

•     We announced plans to build a TPE pilot facility in Taiwan, with operations anticipated to begin in 2020, to serve customers in the automotive, consumer electronics, footwear, and medical markets.

•     We acquired latex binders production facilities and related infrastructure in Rheinmünster, Germany from Dow, Inc., providing us with manufacturing assets supporting our strategy to grow our Latex Binders business in applications serving the coatings, adhesives, specialty paper, and sealants markets.

For further discussion of our use of non-GAAP measures and a reconciliation to the comparable GAAP measure, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Performance Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Shareholder Approval of Executive Compensation

In 2019 the compensation of our named executive officers was approved by shareholders with approximately 94% of votes cast in favor. Based on this shareholder support of our executive compensation programs, we and the compensation committee believe our compensation program and practices are well aligned with our shareholders’ wishes. Our program includes changes we made following our 2018 annual general meeting in which our executive compensation proposal received less than a majority of votes cast. Our Board members, investor relations and legal function engaged with shareholders regarding the structure of our executive compensation programs and corporate governance and we believe our improvement in shareholder approval of our say-on-pay proposal indicates our practices accurately represent the desires of our shareholders. We consider the insights we received from shareholder engagement and the results of our annual advisory say-on-pay proposal to be a critical component to the compensation committee’s design and oversight of the Company’s executive compensation programs.

During fiscal 2019, the compensation committee of the Board reviewed our executive compensation peer group and worked to further align pay opportunities for our executive officers with our compensation philosophy. The compensation committee also approved performance metrics for incentive pay that, consistent with prior years, were designed to correlate with the way we evaluate our operational results and reflect measures of performance that drive returns for our stockholders. We will continue to evaluate opportunities to enhance our compensation programs to attract top talent and provide further alignment with the interests of our shareholders.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Design

Overview

Our executive compensation policies and programs are designed to attract, retain and motivate key executives through competitive and cost-effective programs that reinforce executive accountability and reward the achievement of business and individual results. Executive compensation consists of four main elements: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation, and (4) retirement savings and benefit programs. The relative weighting of each element is aligned with our philosophy of linking pay to performance. A substantial percentage of our executives’ compensation is provided in the form of performance-based variable compensation with a greater emphasis on variable components for our senior executives. Annual cash awards are directly linked to corporate results and short-term performance measures, including financial and non-financial goals. Our equity incentive awards align our executives’ interests with those of our shareholders and our long-term business objectives. Executive retirement and benefits programs are generally consistent with the broader employee programs offered in the country where an executive primarily provides services to the Company. We provide limited perquisites to our executives and senior management, and such perquisites are only provided to the extent that they reflect particular business needs and objectives.

We strive to provide our NEOs with a compensation package that is market competitive within our industry and recognizes and rewards superior individual and company performance.

Compensation Mix

The charts below show the 2019 target mix of compensation between salary and short- and long-term incentive compensation for Mr. Bozich, and for our other NEOs as a group. Long-term incentive compensation remains the largest component of our NEOs’ compensation in order to incentivize long-term value creation and to provide continued alignment between the interests of our NEOs and shareholders.

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COMPENSATION DISCUSSION & ANALYSIS

Maintaining Best Practices Regarding Executive Compensation

Our compensation committee intends to compensate our NEOs in a manner that is consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with shareholder’s interests:

Compensation Committee Practices

Clawback and Recoupment Policies

We have the right to claw back incentive-based compensation to the extent it was awarded on the achievement of financial results subject to an accounting restatement that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported. The Company’s board of directors can recoup this compensation by requiring the reimbursement of compensation previously paid, cancelling outstanding vested or unvested equity awards, or taking any other action permitted by law.

Our equity award agreements also provide for the reimbursement of all or part of any annual incentive compensation if there is a breach by the executive of his award agreement or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with us or an overpayment of incentive compensation due to inaccurate financial data.

Share Ownership Requirements

The compensation committee has adopted share ownership requirements equal to (i) six times base salary for the CEO, and (ii) two times base salary for our other NEOs. The guideline must be achieved by January 1, 2021, or for newly hired executives 5 years from their hire date.

Until the ownership requirement is met, the executive must retain as a holding requirement: (i) 50% of the shares issued after vesting and settlement of restricted stock units (“RSUs”) (shares net of all applicable taxes), and (ii) 50% of the shares issued following the exercise of a stock option or the vesting and settlement of performance stock units (“PSUs”) (after satisfaction of the exercise price and net of all applicable taxes and full cost to exercise, as applicable).

Mitigate Undue Risk and Risk Assessment

The compensation committee regularly assesses whether our compensation programs and arrangements for our employees encourage excessive risk-taking. We mitigate undue risk in our compensation program by instituting strong governance policies such as capping potential payments, utilizing multiple performance metrics, striking a balance between short- and long-term incentives and adopting share ownership requirements.

Compensation at Risk	We grant a high percentage of at-risk compensation to our executive officers. We believe this is essential to creating a culture of pay-for-performance.
No 280G Gross-Up Provisions	The compensation committee does not permit 280G gross-up provisions in the Company’s executive employment agreements and amendments.
Double-Trigger Change-in-Control Provisions

Our executive officers do not receive change in control benefits under their equity awards or their employment agreements unless their employment is also terminated without cause (or by the executive for good reason) within a specified period following a change in control.

Anti-Hedging and Pledging Policy	We prohibit our directors, executive officers, and all employees from hedging or pledging the Company’s securities.
Independent Compensation Consultant	The compensation committee retains and annually reviews the independence of its compensation consultant.

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COMPENSATION DISCUSSION & ANALYSIS

How We Make Compensation Decisions

Our compensation committee is responsible for, among other matters: (1) reviewing key executive compensation goals, policies, plans and programs; (2) reviewing the compensation of our executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administering our equity-based plans and other incentive compensation plans.

Our Chief Executive Officer and President reviews annually with the compensation committee each NEO’s performance (other than his own) and recommends to the compensation committee appropriate base salary, annual cash incentive awards and long-term equity incentive awards (to the extent applicable with respect to a particular year) for these NEOs. Based upon the recommendations of our Chief Executive Officer and President, and after considering the objectives of our executive compensation program, as described above, as well as the factors described below under “Use of Benchmarking Comparison Data”, the compensation committee approved the annual compensation packages of our executive officers. With respect to our former Chief Executive Officer and President, the compensation committee met in February to review his annual performance and approve his base salary, annual cash incentive awards and grants of long-term equity incentive awards based on the compensation committee’s assessment of his performance. In 2019, the compensation committee also approved Mr. Bozich’s compensation, including his base salary, annual cash incentive award, long-term equity incentive awards and a one-time cash signing bonus and equity award, upon his appointment as Chief Executive Officer and President in March 2019. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Bozich’s and our other NEO’s employment agreement terms.

In making decisions with respect to any element of a NEO’s compensation, the compensation committee considered the total compensation that may be awarded to the executive, including salary, annual cash incentive awards and long-term incentive compensation. In addition, in reviewing and approving employment agreements for our NEOs, the compensation committee considered the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the executive’s employment under a variety of circumstances. Our goal is to award compensation that is competitive to attract and retain highly qualified leaders and that motivates them to drive strong business performance. We believe that our compensation programs align executive and shareholder interests, while allowing compensation to vary based on each executive’s individual contributions to the Company and to the Company’s overall performance.

Use of Independent Compensation Consultant

The compensation committee has retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the compensation committee with advice on a broad range of executive compensation matters. The scope of their services includes, but is not limited to, the following:

•    Apprising the compensation committee of compensation-related trends and developments in the marketplace;

•    Informing the compensation committee of regulatory developments relating to executive compensation practices;

•    Providing the compensation committee with an assessment of the market competitiveness of the Company’s executive compensation;

•    Assessing the composition of the peer companies used for comparative purposes;

•    Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking; and

•    Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with shareholder interests.

During fiscal 2019, Willis Towers Watson attended all regularly scheduled meetings of the compensation committee.

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COMPENSATION DISCUSSION & ANALYSIS

In addition to providing the compensation committee with these executive compensation consulting services in 2019, for which it received aggregate fees of $290,000, Willis Towers Watson also provided the Company with the following additional services for which it received fees totaling $343,000: international actuarial support for pension plans in multiple countries, including global actuarial coordination of results; actuarial support for one of the Company’s domestic welfare benefit plans; health and benefit brokerage services, and compensation support to management. Before Willis Towers Watson undertook any compensation support work for the Company’s management, the compensation committee was consulted and approved the scope of work.

The compensation committee actively considered the range of the additional services that Willis Towers Watson was already providing to the Company when it made the decision to retain Willis Towers Watson as its independent compensation consultant in 2019. The compensation committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the compensation committee.

Use of Benchmarking Comparison Data

The compensation committee selects a peer group of companies, with assistance from Willis Towers Watson, for use in making compensation decisions with respect to the total mix and amount of compensation. This peer group consists of companies in the chemical and chemical-related industries, as well as companies in the container and packaging and the paper and forest product industries. The compensation committee reviewed various market-based metrics of the peer group that it deemed appropriate, which included enterprise value, revenue, market capitalization, and EBITDA margins, to establish compensation benchmarks.

The compensation committee may annually review the companies included in our peer group and may add or eliminate companies as it determines is appropriate. For 2019, the compensation committee approved the removal of A. Schulman, Inc. and Kronos Worldwide, Inc., as it determined that these companies no longer met the peer group metrics discussed above. The peer group selected for making fiscal 2019 compensation decisions consisted of the following 20 companies:

Ashland Global Holdings Inc.	Kraton Corporation	Silgan Holdings Inc.
Cabot Corporation	Methanex Corporation	Stepan Company
Domtar Corporation	Minerals Technologies Inc.	Tronox Limited
Element Solutions Inc. (1)	NewMarket Corporation	Valvoline Inc.
Graphic Packaging Holding Company	Olin Corporation	Venator Materials PLC
Greif, Inc.	PolyOne Corporation	W. R. Grace & Co.
H.B. Fuller Company	RPM International Inc.

(1)Formerly Platform Specialty Products Corporation

Additionally, the compensation committee reviewed data from Willis Towers Watson to supplement data from the peer group. This data allowed the compensation committee to obtain a broader understanding of market compensation levels.

2019 Compensation Structure & Performance

The principal components of our executive compensation program include both short-term and long-term compensation. Short-term compensation consists of an executive’s annual base salary and annual cash incentive award. Long-term compensation may include grants of share-based incentives as determined by the compensation committee. Certain elements of compensation of our NEOs were determined through direct negotiation with the executives at the time of their hiring.

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COMPENSATION DISCUSSION & ANALYSIS

Base Salary

Setting appropriate levels of base pay allows us to attract and retain an executive leadership team that will continue to meet our commitments to customers, sustain profitable growth and create value for our shareholders. The base salaries for our NEOs are determined based on the scope of their responsibilities and our compensation committee members’ collective knowledge of competitive compensation levels, as well as competitive compensation benchmarking data from Willis Towers Watson based on our peer group and survey data. Base salaries are reviewed annually by the compensation committee and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels.

In 2019 the compensation committee approved a 2.3% increase to Mr. Chaclas’ base salary. There were no increases to base salary approved for Messrs. Pappas, Niziolek, Stedman or Yarkadas. Under the terms of their employment agreements, the Company’s President and Chief Executive Officer, Mr. Bozich, was entitled to a base salary of $1,000,000 for 2019, the Company’s Executive Vice President and Chief Financial Officer, Mr. Stasse, was entitled to a base salary of $475,000 for 2019, and Ms. Heezen’s base salary was CHF 380,000 for 2019.

Annual Cash Incentive Plan

Our annual cash incentive plan (“ACI Plan”) is designed to create a pay for performance culture by aligning the compensation program to the achievement of our strategic and business objectives and with shareholder interests. Our business objectives are to: (1) provide a safe working environment; (2) deliver strong recurring profits relative to our industry; (3) effectively manage our working capital; (4) demonstrate effective cost management; and (5) provide EBITDA growth that is stronger than the industry. The actual amount that will be paid in respect of an ACI Plan award is based on a combination of the achievement of Company performance goals as well as individual performance. The performance goals and metrics are reviewed and approved by the compensation committee at the beginning of the year. At the end of the year, the amount paid to each NEO is based on the achievement of the Company performance goals and an assessment of the executive’s overall performance.

For 2019, the ACI Plan was designed to align our executives’ compensation with the Company’s business plan and priorities for the year, and reward performance based on the following three components:

•    Financial Performance: measured by Company EBITDA, adjusted as described below;

•    Responsible Care®: Injuries, Spills and Process Safety Incidents; and

•    Individual Goals: Performance against defined business/functional and individual goals.

We believe that Adjusted EBITDA is a key measure of our financial performance, removing the impacts of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure as well as other non-recurring items. Therefore, for purposes of the annual cash incentive plan, we define Adjusted EBITDA, which is considered a non-GAAP measure, as net income (loss) from continuing operations before interest expense, net provision for income taxes; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the disposition of businesses and assets, restructuring charges; acquisition related costs and benefits, and other items. Our Adjusted EBITDA performance target metric for the 2019 ACI Plan awards was set consistent to our 2019 business plan that was approved by the Board, but which is adjusted to exclude earnings from the Company’s American Styrenics segment and its Feedstocks segment, and to exclude the impacts of raw material timing. See “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Performance Measures” of our Annual Report on Form 10‑K for the year ended December 31, 2019 for more information on our approach to calculating Adjusted EBITDA and a reconciliation to the comparable GAAP measure. We exclude the earnings of our Americas Styrenics segment because as a joint venture the Company does not have direct control of its day-to-day operations. Additionally, we also exclude the earnings of our Feedstocks segment and the impacts of raw material timing because market volatility within this segment and timing impacts are generally outside of our executives’ control but can have a significant positive or negative impact on the Company’s financial performance.

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COMPENSATION DISCUSSION & ANALYSIS

We believe best-in-class environmental, health and safety metrics, as well as individual performance, are important measures for establishing performance objectives and measuring the performance of our NEOs. We are a Responsible Care® company and our environment, health and safety policy states that protecting people and the environment is part of everything we do and every decision we make. Each employee has a responsibility to ensure that our products and operations meet applicable government and Company standards.

The 2019 ACI Plan includes three key environment, health and safety metrics that we track for our Company—Recordable Injuries as defined by OSHA, Process Safety Incidents as defined by the American Chemistry Council, and Loss of Primary Containment, which defines a containment as any physical device used to contain a chemical or plastic resin as part of our manufacturing processes. Incentive payouts with respect to these metrics are determined based on our achievement rating for Responsible Care® performance and in accordance with the threshold, target and maximum levels set forth in the table below.

In addition, each NEO had individual performance goals that included, depending on the NEO: corporate EBITDA; asset, product optimization and customer profitability; organizational effectiveness; people; and cost management. The results achieved against each of these individual goals were assessed by the compensation committee and a percentage rating was assigned to each NEO.

The table below shows the weight and targets of the component metrics, along with the payout opportunity for the ACI Plan.

Performance Goal	Weight of Metric in ACI Plan (%)	Threshold Target	100% Performance Target	Exceeds Target
1. Financial Performance
2019 EBITDA Target (Per 2019 Business Plan)	60%	$293M	$333M	$398M
2. Responsible Care®
Recordable Injuries*	5%	7	5	3
Loss of Primary Containment*	5%	7	5	3
Process Safety Incidents*	5%	2	1	0
Responsible Care ® Sub-total	15%
3. Individual Goals	25%
Total Opportunity at Target	100%
Maximum Opportunity	200%

* Metrics represent incident count.

The Company’s financial performance metric was based on an Adjusted EBITDA target of $333 million and threshold Adjusted EBITDA target of $293 million. This actual year-end Adjusted EBITDA for purposes of the 2019 ACI Plan was $252 million, which represents the Company’s year-end Adjusted EBITDA of $352 million excluding $119 million and $4 million in earnings from our joint ventures and Feedstocks segment, respectively, and $24 million of raw material timing, as described above. Based on our 2019 audited financial results, our compensation committee determined that our financial performance component resulted in no payout of the Adjusted EBITDA component of the ACI Plan, as set forth in the table below. All payout values in this table are shown as a percentage of target.

	Actual Result	Payout as % of Target	Payout as % of Total Target Bonus
Financial Performance (Adjusted EBITDA)	$252M	0%	0%

Our achievement rating for the Responsible Care® portion of the bonus qualified each NEO for 133% of the Responsible Care® component of the ACI Plan, as set forth below. All payout values in this table are shown as a percentage of target.

	Actual Result	Payout as % of Target	Payout as % of Total Target Bonus
Responsible Care®
Recordable Injuries*	3	200%	10%
Loss of Primary Containment*	7	0%	0%
Process Safety Incidents*	0	200%	10%
Responsible Care® Total		133%	20%

* Metrics represent incident count.

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COMPENSATION DISCUSSION & ANALYSIS

The table below shows the contribution of each performance metric under our ACI Plan to the actual bonus award earned by our NEOs. All values in this table are shown as a percentage of target.

NEO	EBITDA (60%)	Responsible Care (15%)	Individual Goals (25%)	Actual Payout as a % of Target
Frank A. Bozich	0%	133%	91%	43%
Christopher D. Pappas	0%	133%	125%	51%
David Stasse	0%	133%	98%	44%
Barry J. Niziolek	0%	133%	100%	45%
Timothy M. Stedman	0%	133%	108%	47%
Angelo N. Chaclas	0%	133%	97%	44%
Alice L. M. Heezen	0%	133%	93%	43%
Hayati Yarkadas (1)	0%	133%	0%	20%

(1)   Per the terms of Mr. Yarkadas’s separation agreement, he was entitled to an award based on actual performance under the Responsible Care® and financial performance components of the 2019 ACI Plan but was not entitled to an award based on the individual performance goals component.

During 2019, the target bonus for each NEO under the ACI Plan was based on a percentage of base salary. The table below shows the 2019 target annual incentive award for each NEO and the actual award payable, based on Company performance metrics and individual performance goals.

NEO	Target Payout as % of Base Salary	Target Payout Amount	Actual Payout as a % of Target	Actual Payout Amount
Frank A. Bozich	130%	$1,079,178	43%	$460,000
Christopher D. Pappas (1)	150%	$606,575	51%	$310,870
David Stasse (2)	56%	$240,377	44%	$106,667
Barry J. Niziolek (1)	70%	$184,992	45%	$83,246
Timothy M. Stedman (3)	65%	$314,402	47%	$147,376
Angelo N. Chaclas	70%	$311,500	44%	$137,839
Alice L. M. Heezen (3)	55%	$210,610	43%	$90,825
Hayati Yarkadas (3)	65%	$314,402	20%	$62,880

(1)   Messrs. Pappas’s and Niziolek’s target payout amounts were prorated based on their retirement date.

(2)   Mr. Stasse’s target payout percentage was pro-rated based on his previous role and appointment as Executive Vice President & Chief Financial Officer. His annual target percentage effective in 2020 will be 70%.

(3)   Ms. Heezen’s, and Messrs. Stedman's and Yarkadas’s compensation is payable in CHF and was converted using the foreign exchange rate of US$1.0077 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2019.

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COMPENSATION DISCUSSION & ANALYSIS

Long-Term Equity Incentive Compensation

Our compensation committee approved equity grants to certain key employees, including the NEOs, which were awarded in February and March 2019. Each of our NEOs, except Mr. Pappas, received an equity award comprised of three types of awards:  options to purchase our ordinary shares (30%), RSUs (30%), and PSUs (40%). The total award is based on a target percentage of their base salary, as shown in the table below. These awards are subject to time-based vesting conditions, with RSUs vesting in full on the third anniversary of the date of grant, PSUs vesting in full on the third anniversary of the date of grant, subject to the Company’s relative TSR performance, and options vesting in three equal annual installments beginning on the first anniversary of the date of grant. In each case, vesting is generally subject to the NEO’s continuous employment with us on the applicable vesting date.

NEO	LTI Target %	LTI Target Amount
Frank A. Bozich (1)	275%	$2,750,000
Christopher D. Pappas (2)	480%	$5,760,000
David Stasse (3)	80%	$296,362
Barry J. Niziolek	175%	$927,500
Timothy M. Stedman (4)	135%	$652,990
Angelo N. Chaclas	150%	$667,500
Alice L. M. Heezen (4)	108%	$410,400
Hayati Yarkadas (4)	135%	$652,990

(1)   Mr. Bozich's annual LTI target is 275% of annual salary. In order to compensate Mr. Bozich for the forfeiture of certain compensation from his previous employer, he was also granted a one-time off-cycle equity award of $2 million on his hire date.

(2)   Mr. Pappas's annual LTI target was 480%. Mr. Pappas’s 2019 equity awards were modified to reflect his partial term as Chief Executive Officer and President, and for his service as Special Advisor to the President and Chief Executive Officer during 2019. As a result, the composition of his equity award was revised as follows: options (3%), RSUs (40%), and PSUs (57%). The grant date fair value of his 2019 equity awards was $4,875,660. See “Executive Compensation—Grant of Plan Based Awards Table.” For a more detailed description of the treatment of Mr. Pappas’s unvested RSUs and PSUs, and valuation of vested RSUs and PSUs, see “Executive Compensation—Summary Compensation Table.”

(3)   Mr. Stasse's annual LTI target in his previous role was 80% of salary in 2019 and in his role as Chief Financial Officer his LTI target was increased to 150% of salary effective January 1, 2020.

(4)   Ms. Heezen’s and Messrs. Stedman’s and Yarkadas’s compensation is payable in CHF and was converted using the foreign exchange rate of $US1.0077 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2019.

Since 2017 the Board has granted PSUs as part of each NEO’s target equity compensation package to increase the percentage of at-risk, long-term incentive-based compensation. We believe the use of PSUs, in a higher concentration of equity compensation as compared to the RSU and stock option components, provides greater alignment between our executive compensation program and the creation of shareholder value through the Company’s long-term strategic initiatives. In addition, our Board considers the stock options to be performance-based because a stock option will only have value to the extent that our stock price increases after the date the stock option is granted.

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COMPENSATION DISCUSSION & ANALYSIS

PSUs granted under the 2014 Omnibus Incentive Plan will vest on the third anniversary of the grant date, subject to the Company’s relative TSR performance, assuming the reinvestment of dividends, against the performance of 47 other chemical companies with shares traded on a major U.S. stock exchange and that have a market capitalization exceeding $500 million at the time the award is granted. The peer group for the 2019 PSU grants is as follows:

AdvanSix Inc.	GCP Applied Technologies Inc.	Quaker Chemical Corporation
Air Products and Chemicals, Inc.	H.B. Fuller Company	Rayonier Advanced Materials Inc.
Albemarle Corporation	Huntsman Corporation	RPM International Inc.
Ashland Global Holdings Inc.	Ingevity Corporation	Sensient Technologies Corporation
Axalta Coating Systems Ltd.	Innophos Holdings, Inc.	Stepan Company
Balchem Corporation	Innospec Inc.	The Chemours Company
Cabot Corporation	International Flavors & Fragrances Inc.	The Mosaic Company
Celanese Corporation	Koppers Holdings Inc.	The Scotts Miracle-Gro Company
CF Industries Holdings, Inc.	Kraton Corporation	The Sherwin-Williams Company
Chase Corporation	Kronos Worldwide, Inc.	Tredegar Corporation
Ciner Resources LP	LyondellBasell Industries N.V.	Tronox Limited
Eastman Chemical Company	Minerals Technologies Inc.	Valhi, Inc.
Ecolab Inc.	NewMarket Corporation	Valvoline Inc.
Element Solutions Inc	Olin Corporation	W. R. Grace & Co.
Ferro Corporation	PolyOne Corporation	Westlake Chemical Corporation
FMC Corporation	PPG Industries, Inc.

The number of 2019 PSUs that will vest based on the achievement of performance goals will be as follows:

	TSE Performance			Payout %
Metric	Threshold	Target	Maximum	Threshold	Target	Maximum
2019 – 2021 TSE TSR (relative to Performance Peer Group)	25th Percentile	50th Percentile	75th Percentile	50%	100%	200%

* Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles.

Regardless of the targets above, vesting is capped at 100% of target if the Company’s TSR is negative for the performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because we assume reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if and to the extent the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is not otherwise met. The PSU awards granted to NEOs in 2017 did not meet the minimum performance threshold requirement and therefore none of these awards vested in 2020. Based on TSR performance as of December 31, 2019, the PSU awards granted to NEOs in 2018 are also not expected to vest.

Other Compensation and Tax Matters

Retirement Benefits

Our qualified U.S. savings plan (the “401(k) plan”) provides for (1) annual discretionary Company contributions and (2) employer matching contributions to be credited to participants’ accounts. The U.S.-based NEOs participate in this plan on the same basis as our other employees. We also maintain a non-qualified U.S. savings and deferral plan in which each of our U.S.-based NEOs may participate. This plan allows participants to defer a portion of their compensation on a pre-tax basis, with matching contributions from the Company that are payable at a future date based on the terms of the plan. Additionally, the plan provides for discretionary Company contributions in connection with earnings that are in excess of the limitations set forth in the 401(k) Plan.

Our NEOs do not participate or have account balances in any qualified or non-qualified defined benefit pension plans sponsored by the Company, with the exception of Ms. Heezen and Messrs. Stedman and Yarkadas, who participate in our Switzerland-based defined contribution retirement plan.

Pursuant to the terms of Mr. Pappas’s employment agreement, he was entitled to a retirement benefit payable in the form of a cash lump sum upon his retirement or other termination of employment in an amount determined

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COMPENSATION DISCUSSION & ANALYSIS

in accordance with a formula contained in his employment agreement, as described in more detail under “Executive Compensation—Pension and Other Postretirement Benefits—Supplemental Employee Retirement Benefit” below. None of our other NEOs participate in any supplemental employee retirement plan or have such a plan provided by their agreement.

Severance Benefits

Our NEOs are eligible for severance benefits under their employment agreements upon certain terminations of employment. The agreements provide the NEOs, except Mr. Pappas and Mr. Bozich, with severance benefits in an amount equal to 1.5 times the sum of the executive’s annual base salary and target bonus paid monthly over 18 months. Mr. Bozich’s employment agreement provides him with severance benefits, upon certain terminations of employment, in an amount equal to 2 times the sum of his annual base salary and target bonus paid monthly over 24 months. Mr. Pappas was not entitled to any severance benefits in connection with his retirement.

We provide change-in-control severance benefits to certain executives, including our current NEOs. These change-in-control severance benefits are designed to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of the Company and to enable the executives to impartially evaluate such a transaction. These change-in-control benefits are structured with “double trigger” terms. Under the terms of these agreements, each NEO is entitled to a lump sum payment equal to the severance benefits set forth above (rather than payment of severance benefits in installments) if the NEO experiences a termination of employment other than for cause or in the event the NEO resigns for "good reason," as defined in the agreements, within two years following a change-in-control of the Company. The compensation committee does not permit 280G gross-up provisions in its executive employment agreements or amendments.

On October 2, 2019, Mr. Yarkadas entered into a separation agreement with the Company’s subsidiary, Trinseo Europe GmbH, pursuant to which he is entitled to receive (i) a severance payment equal to one year’s salary, subject to a downward adjustment under certain circumstances (ii) his 2019 ACI Plan bonus based on the financial performance and Responsible Care metrics, and (iii) continued health and welfare benefits as provided in his employment contract or required by local law. Mr. Yarkadas terminated his employment with the Company on March 16, 2020 and received the full severance payment described in item (i) above.

Other Compensation

Each NEO is eligible to participate in our generally-applicable benefit plans, such as savings, medical, dental, group life, disability and accidental death and dismemberment insurance, in accordance with country practices. Additionally, the Company may offer certain perquisites to certain executives when appropriate or necessary to recruit or retain talented and qualified individuals. As a Company that operates worldwide, we often offer certain types of perquisites to our executives, such as moving or commuting expenses or tuition payments for executives’ children, in order to compensate individuals who relocate. See the footnotes to the “Summary Compensation Table” and the “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” below for more details regarding the other compensation paid to our NEOs.

Anti-Hedging Policy

The Board has adopted a policy prohibiting hedging transactions and disallowing pledging transactions subject to certain narrow exceptions. Pursuant to this policy, no officer, director or employee may engage in short sales, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, puts, calls, or other derivative securities including options, warrants, convertible securities, stock appreciation rights or similar securities. This prohibition does not apply to exercise of Company stock options. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. No officer, director or employee of the Company may pledge Company securities as collateral for a loan without first showing financial capacity to repay the loan and obtaining preapproval from the Company’s Chief Compliance Officer.

Tax and Accounting Considerations

Prior to January 1, 2018, Section 162(m) of the Code imposed a limit of $1,000,000 on the amount that a publicly-traded company may deduct for federal income tax purposes in any taxable year for compensation paid to our CEO and the three other highest-paid NEOs, other than our CFO, who are employed as of the end

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COMPENSATION DISCUSSION & ANALYSIS

of the year. To the extent that compensation was “performance-based” within the meaning of Section 162(m) or to the extent that compensation meeting certain requirements is paid during a limited period of time following our IPO, the Section’s limitations did not apply. To qualify as performance-based, compensation must, among other things, be paid pursuant to a shareholder approved plan upon the attainment of objective performance criteria.

On December 22, 2017, the Tax Cuts and Jobs Act amended Section 162(m) to eliminate the exemption for performance-based compensation under Section 162(m). These amendments made all compensation paid to a covered employee in excess of $1 million nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans. The Tax Cuts and Jobs Act also provided a transition rule that does not apply these amendments to Section 162(m) to written binding contracts in effect on November 2, 2017 and not subsequently amended or modified.

Our compensation committee believes that the tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policies and in rewarding superior executive performance. The Company has not historically needed to rely on Section 162(m) due to the large amount of its executives’ compensation services performed outside the United States. Therefore, its compensation programs have not been materially impacted by the changes to Section 162(m).

In determining variable compensation program designs, our compensation committee also considers other tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity-based plans that are settled in shares.

Timing of Awards

We regularly award annual equity grants to our executive officers in February of each year, so as to provide a pre-set schedule for our equity grants that won’t be impacted by events external or internal to the Company. In 2019 we granted certain awards in March to coincide with Mr. Bozich’s appointment as Chief Executive Officer and President. New hires may, depending on the timing of their hire, be eligible for a grant at the next board meeting following his or her hire.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section (the “CD&A”) required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the CD&A be included in this proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

K’Lynne Johnson, Chair

Jeffrey J. Cote

Sandra Beach Lin

Phillip R. Martens

Stephen M. Zide

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2019, 2018 and 2017, as applicable. For additional information, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)(7)(8)	All Other Compensation ($)(9)	Total ($)
Frank A. Bozich President and Chief Executive Officer	2019	830,137	538,244	4,050,985	824,675	460,000	-	165,557	6,869,598

Christopher D. Pappas (1) Former President and Chief Executive Officer	2019	404,384	-	4,170,247	143,795	310,870	-	208,901	5,238,196
	2018	1,200,000	-	4,239,343	1,725,105	843,750	492,829	168,206	8,669,233
	2017	1,150,000	-	3,913,374	1,621,518	2,448,324	762,155	196,378	10,091,749
David Stasse Executive Vice President & Chief Financial Officer	2019	427,748	-	207,447	88,775	106,667	-	51,751	882,390

Barry J. Niziolek Former Executive Vice President & Chief Financial Officer	2019	264,274	-	671,542	277,850	83,246	-	71,869	1,368,782
	2018	530,000	-	682,665	277,787	178,544	-	69,081	1,738,077
	2017	525,000	-	589,216	244,127	512,412	-	66,272	1,937,027
Timothy M. Stedman (2) Senior Vice President, Strategy and Corporate Development	2019	483,696	-	472,337	195,429	147,376	171,309	3,902	1,474,049
	2018	491,693	261,212	1,876,672	208,234	155,805	341,112	110,475	3,445,203
	2017	483,408	463,054	395,595	163,885	415,291	145,531	122,911	2,189,675
Angelo N. Chaclas Senior Vice President and Chief Legal Officer	2019	445,000	-	483,250	199,953	137,839	-	60,867	1,326,908
	2018	435,000	-	448,224	182,397	142,553	-	58,079	1,266,253
	2017	420,000	-	410,597	170,110	515,960	-	57,939	1,574,606
Alice L. M. Heezen (2) Senior Vice President, Human Resources	2019	382,926	-	299,177	123,778	90,825	103,793	-	1,000,500

Hayati Yarkadas (2) Former Senior Vice President and Business President	2019	483,696	-	472,337	195,429	62,880	-	48,926	1,263,268
	2018	491,693	348,282	1,876,672	208,234	151,011	353,404	120,095	3,549,391
	2017	483,408	284,956	395,595	163,885	408,040	144,513	141,363	2,021,760

(1)   Mr. Pappas stepped down as the Company’s President and Chief Executive Officer in March 2019 and served as Special Advisor to the President and Chief Executive Officer until his retirement from the Company in May 2019. Pursuant to the terms of his employment agreement Mr. Pappas’s base salary and annual cash incentive payout were prorated based on his retirement date. Pursuant to the terms of the 2014 Omnibus Incentive Plan, upon his retirement Mr. Pappas’s 2019 RSU awards were prorated based on his retirement date, resulting in forfeiture and vesting of his remaining RSUs as set forth in the table below.

Year	RSU Grant (#)	Grant Date Fair Value ($)	RSUs Forfeited upon Retirement (#)	Vested RSUs (#)	Value of Vested RSUs on Settlement Date ($)
2019	33,869	1,727,996	31,988	1,881	83,140
2018	21,281	1,728,017	13,006	8,275	365,755
2017	22,695	1,621,558	6,305	16,390	724,438

Further, under the terms of the 2014 Omnibus Incentive Plan, Mr. Pappas’s PSU awards were prorated based on his retirement date, resulting in forfeiture of the following awards, which remaining PSUs will vest based on the Company’s achievement of certain performance metrics:

Year	PSU Grant (#)	Grant Date Fair Value ($)	PSUs Forfeited upon Retirement (#)	PSUs Remaining (#)
2019	45,221	2,442,251	43,965	1,256
2018	28,374	2,511,326	17,340	11,034
2017	30,259	2,291,817	8,406	21,853

(2)   Compensation for Ms. Heezen and Messrs. Stedman and Yarkadas was paid or is payable in CHF. The amount of compensation earned or received during 2019, 2018 and 2017 was converted using the foreign exchange rate of US$1.0077 to CHF1.00, US$1.02436 to CHF1.00, and US$1.0177 to CHF1.00, respectively. These rates have been determined by averaging the exchange rates in effect for each calendar year.

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EXECUTIVE COMPENSATION

(3)   The amounts in this column for Mr. Bozich reflect the one-time lump sum cash payment made to him in connection with his appointment as Chief Executive Officer and President, which was intended to compensate Mr. Bozich for the forfeiture of certain compensation from his previous employer. The cash bonus fully vests on the two-year anniversary of his start date with the Company, subject to his continued employment with the Company. Prior to such time, in the event that Mr. Bozich’s employment with the Company terminates as a result of a termination by the Company for cause or he terminates his employment with the Company without good reason, he will be required to repay the pro-rata unvested portion of the bonus to the Company.

(4)   The amount in this column reflects the fair value of restricted stock unit and performance unit awards granted in the periods presented, calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K. For Mr. Bozich, this amount includes a one-time off-cycle equity award with a grant date fair value of $2 million, comprised of 50% RSUs and 50% PSUs. See “—Grant of Plan Based Awards Table” below. The grant date fair value of the PSU awards granted in 2019, assuming achievement of the highest level of performance (200% of the target award) is as follows: $4,200,012 for Mr. Bozich, $4,608,020 for Mr. Pappas, $742,036 for Mr. Niziolek, $521,932 for Mr. Stedman, $533,956 for Mr. Chaclas, $330,564 for Ms. Heezen and $521,932 for Mr. Yarkadas.

(5)   The amount in this column reflects the fair value of option awards granted in the periods presented, computed using the Black-Scholes pricing model, whose inputs and assumptions are as of the grant dates and described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K.

(6)   This amount includes each NEO’s earned annual cash incentive payout as discussed in “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan” above.

(7)   The amount in this column reflects the aggregate change in the actuarial present value of the applicable NEO’s accumulated benefit under our defined benefit pension plan and arrangements in respect of each year in the table. Messrs. Bozich, Stasse, Niziolek and Chaclas did not participate in pension and other postretirement benefit arrangements. In accordance with SEC rules, the table excludes the negative aggregate change of $154,178 in 2019 in the present value of Mr. Yarkadas’s accumulated benefits in the Company’s Switzerland retirement plan. Please see “—Pension and Other Postretirement Benefits” for a description of these arrangements.

(8)   No amount is reported with respect to earnings on non-qualified deferred compensation plans because above market rates are not provided under such plans. See “—U.S. Non-Qualified Deferred Compensation Table” below for information with respect to the NEOs’ deferred compensation amounts for 2019.

(9)   Included in “All Other Compensation” for fiscal year 2019 were the following items:

NEO	401k Plan ($)(i)	Non-qualified deferred comp plan ($)(ii)	Dependent Education ($)(iii)	Relocation Services ($)(iv)	Tax Gross-up ($)(v)	Other ($)(vi)	Total ($)
Frank A. Bozich	18,596	-	-	103,852	42,792	318	165,557
Christopher D. Pappas	20,173	188,570	-	-	-	159	208,901
David Stasse	25,213	26,157	-	-	-	381	51,751
Barry J. Niziolek	27,272	44,375	-	-	-	222	71,869
Timothy M. Stedman	-	-	-	-	-	3,902	3,902
Angelo N. Chaclas	25,299	35,187	-	-	-	381	60,867
Alice L. M. Heezen	-	-	-	-	-	-	-
Hayati Yarkadas	-	-	36,902	-	12,024	-	48,926

(i)    Represents Company matching and discretionary contributions to the 401(k) Plan.

(ii)   Represents Company matching and discretionary contributions to our non-qualified deferred compensation plan (such amounts are also included in the “U.S. Non-Qualified Deferred Compensation Table” below).

(iii)   Represents education expenses provided to Mr. Yarkadas's dependent child. Please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Yarkadas’s employment agreement.

(iv)   Represents relocation expense provided to Mr. Bozich for his move to Berwyn, PA.

(v)   Mr. Bozich received a gross-up for tax purposes on the relocation expenses paid on his behalf.  Mr. Yarkadas received a gross-up for tax purposes on the tuition paid on behalf of his minor child. Please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Messrs. Bozich’s and Yarkadas’s employment agreements.

(vi)   Represents the aggregate of all other compensation items paid to the NEOs for personal benefits, which individually do not exceed $10,000. For Messrs. Bozich, Pappas, Stasse, Niziolek and Chaclas, these amounts represent group life insurance premiums. For Mr. Stedman, the amount in this column represents tax preparation support.

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Grant of Plan-Based Awards Table

The following table shows all plan-based awards granted to the NEOs during 2019. All equity awards were granted under our 2014 Omnibus Incentive Plan as a target percentage of each NEOs base salary with the target value of the equity award comprised of stock options (30%), RSUs (30%), and PSUs (40%). See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Compensation” for more information regarding the 2019 equity awards. All NEOs earned cash incentive awards for 2019 performance under the Company’s ACI Plan. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan” above.

Mr. Bozich’s 2019 grant reflects an additional one-time off-cycle equity award with a grant date fair value of $2 million, to compensate for the forfeiture of certain compensation from his previous employer. This additional equity award was comprised of RSUs (50%) and PSUs (50%), with the RSUs vesting in full on the third anniversary of the date of grant and PSUs vesting on the third anniversary of the grant, subject to achieving certain performance metrics. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” below for a more information concerning this award.

Mr. Pappas’s 2019 grant was modified to reflect his partial term as Chief Executive Officer and President, and for his service as Special Advisor to the President and Chief Executive Officer during 2019. As a result, the composition of his equity award was revised as follows: options (3%), RSUs (40%), and PSUs (57%). The grant date fair value of his equity awards for 2019 was $4,875,660. Pursuant to the terms of the 2014 Omnibus Incentive Plan, upon his retirement Mr. Pappas’s 2019 RSU and PSU awards were prorated based on his retirement date, resulting in cancellation of 31,988 RSUs and 43,965 PSUs.

		Estimated Future Payouts Under Non-Equity Plan Awards(1)			Estimated Future Payouts Under Equity Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Closing Stock Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Frank A. Bozich
Options	3/4/2019	-	-	-				-	53,440	50.95	-	824,675
RSUs	3/4/2019	-	-	-				35,819	-	-	50.95	1,824,978
PSUs	3/4/2019	-	-	-	20,609	41,217	82,434		-	-	50.95	2,226,007
ACI Plan	1/1/2019	-	1,079,178	2,158,356				-	-	-	-	-
Christopher D. Pappas
Options	2/26/2019	-	-	-				-	9,346	51.02	-	143,795
RSUs	2/26/2019	-	-	-				33,869	-	-	51.02	1,727,996
PSUs	3/4/2019	-	-	-	22,611	45,221	90,442		-	-	50.95	2,442,251
ACI Plan	1/1/2019	-	606,575	1,213,151				-	-	-	-	-
David Stasse
Options	2/26/2019	-	-	-				-	5,770	51.02	-	88,775
RSUs	2/26/2019	-	-	-				4,066	-	-	51.02	207,447
ACI Plan	1/1/2019	-	240,377	480,754				-	-	-	-	-
Barry J. Niziolek
Options	2/26/2019	-	-	-				-	18,059	51.02	-	277,850
RSUs	2/26/2019	-	-	-				5,454	-	-	51.02	278,263
PSUs	3/4/2019	-	-	-	3,641	7,282	14,564		-	-	50.95	393,279
ACI Plan	1/1/2019	-	184,992	369,984				-	-	-	-	-
Timothy M. Stedman
Options	2/26/2019	-	-	-				-	12,702	51.02	-	195,429
RSUs	2/26/2019	-	-	-				3,836	-	-	51.02	195,713
PSUs	3/4/2019	-	-	-	2,561	5,122	10,244		-	-	50.95	276,624
ACI Plan	1/1/2019	-	314,402	628,805				-	-	-	-	-

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Angelo N. Chaclas
Options	2/26/2019	-	-	-				-	12,996	51.02	-	199,953
RSUs	2/26/2019	-	-	-				3,925	-	-	51.02	200,254
PSUs	3/4/2019	-	-	-	2,620	5,240	10,480		-	-	50.95	282,997
ACI Plan	1/1/2019	-	311,500	623,000				-	-	-	-	-
Alice L. M. Heezen
Options	2/26/2019	-	-	-				-	8,045	51.02	-	123,778
RSUs	2/26/2019	-	-	-				2,430	-	-	51.02	123,979
PSUs	3/4/2019	-	-	-	1,622	3,244	6,488		-	-	50.95	175,199
ACI Plan	1/1/2019	-	210,610	421,219				-	-	-	-	-
Hayati Yarkadas
Options	2/26/2019	-	-	-				-	12,702	51.02	-	195,429
RSUs	2/26/2019	-	-	-				3,836	-	-	51.02	195,713
PSUs	3/4/2019	-	-	-	2,561	5,122	10,244		-	-	50.95	276,624
ACI Plan	1/1/2019	-	314,402	628,805				-	-	-	-	-

(1)   Represents awards provided under our ACI Plan discussed above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan”. The maximum amount represents two times the target amount. The actual amounts earned by the NEOs with respect to 2019 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)   This column represents unvested PSUs granted in 2019. All PSUs vest on the third anniversary of the grant, subject to achieving certain performance metrics. The number of PSUs that vest upon completion of the performance period can range from 0 to 200% of the original grant.

(3)   This column represents unvested RSUs granted in 2019. All RSUs vest in full on the third anniversary of the grant date.

(4)   Option awards vest in three equal installments beginning on the first anniversary of the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table; Other Narrative Disclosure

Employment Agreements with Current Executives

Each NEO is employed by us pursuant to a written agreement of employment. We entered into new executive employment agreements with Mr. Bozich in December 2018, Mr. Stasse in April 2019 and with Ms. Heezen in June 2019. We have previously entered into employment agreements with Mr. Stedman in September 2015 and with Mr. Chaclas in September 2014. All employment agreements provide for an initial term of three years and are subject to automatic one-year extensions beginning on the expiration of the initial term. Automatic extension of the agreements may be terminated with at least 90 days' prior written notice from the executive or the Company stating the intent not to extend the employment term, except for Mr. Bozich’s agreement which may be terminated with at least one year prior written notice.

Under the terms of their agreements, Messrs. Bozich, Stasse, Stedman and Chaclas and Ms. Heezen are entitled to receive minimum annual base salaries in 2019 of $1,000,000, $475,000, CHF 480,000, $445,000, and CHF 380,000, respectively. These salaries are subject to annual review by the Board (or a committee thereof) during the first 90 days of each calendar year, and the base salary in respect of such calendar year may be increased above, but not decreased below, its level for the preceding calendar year. Each NEO is also entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees.

Under their employment agreements, Messrs. Bozich, Stasse, Stedman and Chaclas and Ms. Heezen had target bonus opportunities under our ACI Plan equal to 130%, 65%, 65%, 65%, and 55%, respectively, of their base salaries. Mr. Stasse’s bonus percentage for 2019 was adjusted to 56% based on his ACI Plan bonus opportunity in his prior role before his appointment as Executive Vice President & Chief Financial Officer. For 2019, these payouts were paid below target, primarily due to the Company’s financial performance versus target for the year. See “Compensation Discussion and Analysis—2019 Compensation Structure and Performance —Annual Cash Incentive Plan” for additional details on how the cash incentive awards were determined.

Under his employment agreement, Mr. Bozich was entitled to a one-time lump-sum cash signing bonus of $538,244 and a one-time off-cycle equity award with a grant date fair value of $2 million upon his appointment as Chief Executive Officer and President in March 2019, which was intended to compensate Mr. Bozich for the forfeiture of certain compensation from his previous employer. The cash bonus fully vests

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on the two-year anniversary of his start date with the Company, subject to his continued  employment with the Company. Prior to such time, in the event that Mr. Bozich’s employment with the Company terminates as a result of a termination by the Company for cause or he terminates his employment with the Company without good reason, he will be required to repay the pro-rata unvested portion of the bonus to the Company. Mr. Bozich’s equity grant was comprised of 50% RSUs and 50% PSUs, with the RSUs vesting in full on the third anniversary of the date of grant and PSUs vesting on the third anniversary of the date of grant, subject to achieving certain performance metrics.

Additionally, under his employment agreement, Mr. Stedman was entitled to a staggered signing bonus to be paid on the first, second, and third anniversaries of his employment, and was contingent on his continued employment through his anniversary dates. This staggered signing bonus was negotiated by Mr. Stedman to compensate him for forfeited equity compensation that he would have received had he stayed with his previous employer. Mr. Stedman received his final signing bonus installment in 2018.

Prior to becoming part of our executive leadership team, Mr. Chaclas was eligible to participate in incentive programs not available to our other NEOs. The cash incentive for these plans was paid out in in 2016 and 2017, the years following the last annual EBITDA target for each plan.

Employment Arrangements with Former Executives

We entered into an executive employment agreement with Mr. Pappas in 2010, with his employment commencing on June 17, 2010 and having an initial term of three years. On April 11, 2013, the agreement with Mr. Pappas was amended and restated with retroactive effect as of January 2, 2013 and was extended until June 30, 2017. On March 30, 2016, Mr. Pappas’s agreement was amended again and was extended to December 31, 2018. On December 21, 2017, the agreement with Mr. Pappas was amended and restated again with no fixed term. On December 20, 2018, Mr. Pappas’s employment agreement was amended to remove a gross-up provision and revise the term of his agreement to end one to three months after his successor was employed. Mr. Pappas retired from the Company effective May 3, 2019.

Mr. Niziolek entered into an employment agreement with the Company on June 13, 2016 with an initial term of one year, and subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the agreement could be terminated with at least 90 days’ prior written notice from Mr. Niziolek or the Company stating their intent not to extend the employment term. Mr. Niziolek retired from the Company effective July 1, 2019.

Mr. Yarkadas had entered into an employment agreement with us in November 2015. Effective October 2, 2019, Mr. Yarkadas elected to step down from his position in order to pursue other opportunities and entered into a separation agreement with the Company as described below in Executive Compensation—Other Compensation and Benefits—Severance Benefits. Mr. Yarkadas terminated his employment with the Company on March 16, 2020.

Under their employment agreements, during 2019 Mr. Pappas was entitled to receive an annual base salary of $1,200,000 and Mr. Niziolek was entitled to receive an annual base salary of $530,000. Mr. Yarkadas is entitled to receive an annual base salary of CHF 480,000. Under their employment agreements, Messrs. Pappas, Niziolek and Yarkadas, had target bonus opportunities under our annual cash incentive plan equal to 150%, 70%, and 65%, respectively, of their base salaries. Each of Mr. Pappas’s and Mr. Niziolek’s annual incentive plan payments for 2019 were eligible for payout under the retirement terms of the ACI Plan. For 2019, these payouts were paid below target, primarily due to the Company’s financial performance versus target for the year, and Messrs. Pappas’s and Niziolek’s amounts were prorated based on their retirement date. See “Compensation Discussion and Analysis—2019 Compensation Structure and Performance —Annual Cash Incentive Plan” for additional details on how the cash incentive awards were determined.

Additionally, under Mr. Yarkadas’s employment agreement, as part of his relocation to Zurich, Switzerland, the Company pays the tuition for the international school education, grossed-up for tax at the marginal rate, for a period of 4 and 7 years for his oldest and youngest child, respectively. For fiscal 2019, the Company paid $36,902 in tuition for Mr. Yarkadas’s youngest child for which Mr. Yarkadas also received $12,024 in tax gross-ups.

Equity Awards under 2014 Omnibus Incentive Plan

Each of our NEOs participated in our 2014 Omnibus Incentive Plan (the “Equity Plan”) in 2019. Messrs. Bozich, Stasse, Stedman, Chaclas and Ms. Heezen received an annual target equity incentive award under the plan of 275%, 80%, 135%, 150% and 108% respectively, of their base salaries. Messrs. Pappas,

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Niziolek, and Yarkadas received an annual target equity incentive award under the plan of 480%, 175% and 135%, respectively, of their base salaries. Except for Mr. Pappas, the value of the equity award is split among stock options (30%), RSUs (30%), and PSUs (40%).

RSUs granted under the Equity Plan will vest in full on the third anniversary of the grant date, generally subject to the executive’s continued employment with the Company on the vesting date. Upon a termination of employment due the employee’s death or disability prior to the vesting date, or termination without cause within 2 years of a change in control, the RSUs will vest in full. Upon the employee’s retirement or upon termination of employment by the Company without cause in connection with a restructuring or redundancy prior to the vesting date, the RSUs will vest in part, prorated based on the employee’s termination date. In the event the employee voluntarily resigns or is terminated for cause, all unvested RSUs will be forfeited. Beginning in 2017, each award holder was entitled amount equal to any cash dividend or repayment of equity paid by the Company upon one ordinary share for each RSU held by the award holder (“dividend equivalents”). Award holders have no right to receive the dividend equivalents unless and until the associated RSUs vest. The dividend equivalents will be payable in cash and will not accrue interest.

PSUs granted under the Equity Plan will vest on the third anniversary of the grant date, subject generally to the executive’s continued employment and to the Company’s relative total shareholder return (“TSR”) performance, assuming the reinvestment of dividends, against the performance of 47 other chemical companies with shares traded on a major U.S. stock exchange and that have a market capitalization exceeding $500 million dollars at the time the award is granted. The amount of PSUs that will vest are generally as follows:

Trinseo Percentile Ranking Relative to Peer Group	% of Target Shares Vested*
Under 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	200%

*Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles

Regardless of the foregoing targets, vesting of the PSUs is capped at 100% of target if the Company’s TSR is negative for the three-year performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because the Company assumes reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if, and to the extent, the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is otherwise not met.

Upon a termination of employment due to the employee’s death or disability prior to the vesting date, the performance vesting requirements will be deemed to have been met and a pro-rated portion of the PSUs will vest based on the employee’s termination date. Upon an employee’s retirement, a pro-rated portion of the PSUs will vest based on the employee’s termination date, subject to meeting the performance vesting requirements. If an employee is terminated without cause within 2 years of a change in control, the PSUs will vest based on a meeting the performance vesting requirements during the performance period ending on the date of the change in control. In the event the employee voluntarily resigns or is terminated for cause, all unvested PSUs will be forfeited.

The option awards issued under the Equity Plan, which contain an exercise term of nine years from the grant date, vest in three equal annual installments beginning on the first anniversary the grant date, generally subject to the employee remaining continuously employed on the applicable vesting date. Upon a termination of employment due to the employee’s death or disability prior to the vesting date, or termination without cause within 2 years of a change in control, the options will vest immediately. Upon employee’s retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy prior to a vesting date, the options will continue to vest on the original vesting schedule. In the event the employee voluntarily resigns or is terminated for cause, all vested and unvested options will be forfeited.

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Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth certain information regarding outstanding and unvested equity awards held by the NEOs as of December 31, 2019. The awards below represent RSUs, PSUs, and options issued under our 2014 Omnibus Incentive Plan.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)(2) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(5)
Frank A. Bozich	3/4/2019	—	53,440	50.95	3/4/2028	35,819	1,332,825	41,217	1,533,685
Christopher D. Pappas (1)	3/4/2019	—	—	—	—	—	—	1,256	46,736
	2/26/2019	—	9,346	51.02	2/26/2028	—	—	—	—
	2/22/2018	25,795	51,590	81.20	2/22/2027	—	—	11,034	410,575
	2/16/2017	52,446	26,223	71.45	2/16/2026	—	—	21,853	813,150
	2/22/2016	162,319	—	26.97	2/22/2025	—	—	—	—
	2/27/2015	91,891	—	18.14	2/27/2024	—	—	—	—
David Stasse	2/26/2019	—	5,770	51.02	2/26/2028	4,066	151,296	—	—
	9/14/2018	—	—	—	—	2,668	99,276	2,668	99,276
	2/22/2018	1,282	2,565	81.20	2/22/2027	2,468	91,834	—	—
	2/16/2017	1,265	1,265	71.45	2/16/2026	2,554	95,034	—	—
	2/22/2016	2,346	—	26.97	2/22/2025	—	—	—	—
	6/25/2015	846	—	27.81	6/25/2024	—	—	—	—
	2/27/2015	—	—	18.14	2/27/2024	—	—	—	—
Barry J. Niziolek	3/4/2019	—	—	—		—	—	606	22,549
	2/26/2019	—	18,059	51.02	2/26/2028	—	—	—	—
	2/22/2018	4,153	8,308	81.20	2/22/2027	—	—	2,030	75,536
	2/16/2017	7,896	3,948	71.45	2/16/2026	—	—	3,543	131,835
	6/22/2016	27,404	—	47.45	6/22/2025	—	—	—	—
Timothy M. Stedman	3/4/2019	—	—	—	—	—	—	5,122	190,590
	2/26/2019	—	12,702	51.02	2/26/2028	3,836	142,738	—	—
	9/14/2018	—	—	—	—	8,672	322,685	8,672	322,685
	2/22/2018	3,113	6,228	81.20	2/22/2027	2,569	95,592	3,425	127,444
	2/16/2017	5,300	2,651	71.45	2/16/2026	2,294	85,360	3,059	113,825
	2/22/2016	15,020	—	26.97	2/22/2025	—	—	—	—
Angelo N. Chaclas	3/4/2019	—	—	—	—	—	—	5,240	194,980
	2/26/2019	—	12,996	51.02	2/26/2028	3,925	146,049	—	—
	2/22/2018	2,727	5,455	81.20	2/22/2027	2,250	83,723	3,000	111,630
	2/16/2017	5,502	2,751	71.45	2/16/2026	2,381	88,597	3,175	118,142
	2/22/2016	7,992	—	26.97	2/22/2025	—	—	—	—
	2/27/2015	7,892	—	18.14	2/27/2024	—	—	—	—
Alice L. M. Heezen	3/4/2019	—	—	—	—	—	—	3,244	120,709
	2/26/2019	—	8,045	51.02	2/26/2028	2,430	90,420	—	—
	2/22/2018	1,315	2,631	81.20	2/22/2027	1,085	40,373	1,447	53,843
	2/16/2017	752	377	71.45	2/16/2026	760	28,280	—	—
Hayati Yarkadas	2/26/2019	—	4,234	51.02	2/26/2028	—	—	—	—
	2/22/2018	3,113	3,114	81.20	2/22/2027	—	—	—	—
	2/16/2017	5,300	2,651	71.45	2/16/2026	2,294	85,360	3,059	113,825
	2/22/2016	22,530	—	26.97	2/22/2025	—	—	—	—

(1)   This table reflects Mr. Pappas’s awards outstanding following his retirement in May 2019. A prorated portion of Mr. Pappas’s RSU awards vested upon his retirement pursuant to the terms of the plan. The realized value of the RSUs which vested upon his retirement was $1,173,333, based on the market price on the date of settlement.  See “Executive Compensation–Options Exercised and Shares Vested Table” below.

(2)   Option awards vest in three equal installments beginning on the first anniversary of the grant date.

(3)   This column represents unvested RSUs. All RSU awards vest in full on the third anniversary of the grant date.

(4)   This column represents unvested PSUs. All PSU awards vest in full on the third anniversary of the grant date, subject to achieving certain performance metrics. The number of the PSUs that vest upon completion of the performance period can range from 0 to 200% of the original grant. The number of unvested PSUs was calculated assuming target (100%) achievement.

(5)   The market value of the RSU and PSU awards was calculated using the Company’s closing stock price on December 31, 2019 of $37.21.

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Options Exercised and Shares Vested Table

The following table shows the number of options exercised and the number of shares acquired through the vesting of RSU awards by our NEOs during 2019.

	Option Awards		Share Awards
Name	Number of Options Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank A. Bozich	—	—	—	—
Christopher D. Pappas (1)	—	—	118,315	5,937,980
David Stasse	—	—	6,190	321,385
Barry J. Niziolek (2)	—	—	19,143	509,651
Timothy M. Stedman	—	—	8,494	441,008
Angelo N. Chaclas	—	—	9,038	469,253
Alice L. M. Heezen	—	—	—	—
Hayati Yarkadas	—	—	8,494	441,008

(1)    Upon Mr. Pappas’s retirement in May 2019, his outstanding RSU and PSU awards were prorated pursuant to the terms of the 2014 Omnibus Incentive Plan, resulting in cancellation of a portion of these awards. The remainder of Mr. Pappas’s RSU awards vested upon his retirement pursuant to the terms of the plan. The realized value of the RSUs which vested upon his retirement was $1,173,333, based on the market price on the date of settlement.

(2)    Mr. Niziolek retired effective July 1, 2019. Pursuant to the terms of his award agreement, 4,786 RSUs vested upon his retirement were held for six months and settled on January 2, 2020. The RSUs are valued as of such date.

U.S. Non-Qualified Deferred Compensation Table

The following table summarizes the activity during 2019, as well as the year-end account balances, in our non-qualified savings and deferred compensation plan for Messrs. Bozich, Pappas, Stasse, Niziolek and Chaclas. Ms. Heezen and Messrs. Stedman and Yarkadas are based in Switzerland and did not participate in this plan. The plan allows eligible employees, including the NEOs, to defer a portion of their compensation (up to 75% of base salary and up to 100% of annual cash incentive awards) on a pre-tax basis with a matching contribution from the Company, payable at a future date based on specific plan parameters. Additionally, the plan provides for discretionary company contributions in connection with earnings in excess of the limits under the Company’s 401(k) plan. While the plan is unfunded, amounts deferred under the plan are credited with earnings based on the performance of selected investment vehicles that are available in the open market. The plan is available to all U.S. employees who satisfy certain eligibility requirements, including the NEOs. An eligible participant can elect to receive a distribution under the plan in the form of a lump sum payment upon separation from service with the Company. Additionally, a participant may elect to receive a distribution at a specified future date in either a single lump sum or a series of annual installments over a period of 5 to 10 years. However, this latter distribution option is only available for the elective deferral of a participant’s base salary and annual cash incentive award. Company matching and discretionary contributions must be paid as a lump sum at separation from employment.

Name	Executive Contributions in 2019 ($)(1)	Company Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)(3)	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance as of December 31, 2019($)(4)
Christopher D. Pappas	55,385	188,570	117,892	3,839,158	—
David Stasse	—	26,157	1,470	—	84,895
Barry J. Niziolek	—	44,375	1,485	—	90,315
Angelo N. Chaclas	—	35,187	4,837	—	139,852

(1)    Represents the amount contributed under the non-qualified savings and deferred compensation plan. This amount is included in the Summary Compensation Table as part of “Salary”.

(2)    Includes matching and discretionary amounts that were contributed by the Company under the non-qualified savings and deferred compensation plan. These amounts are also included in the Summary Compensation Table in the “All Other Compensation” column.

(3)    Represents earnings on account balances under the Company’s non-qualified savings and deferred compensation plan. Amounts are not reported as compensation in the Summary Compensation Table.

(4)    Includes amounts that were reported as compensation in the Summary Compensation Table in 2019 and prior years to the extent such amounts were contributed by the executive and the Company, but not to the extent that such amounts represent earnings. Mr. Pappas’s aggregate balance was paid out in November 2019 following his retirement and Mr. Niziolek’s balance was paid out in January 2020.

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EXECUTIVE COMPENSATION

Pension and Other Postretirement Benefits

Switzerland Retirement Plan

The Switzerland retirement plan is a fully insured defined contribution pension plan. Future retirement benefits are calculated based on accumulated savings at retirement, which consists of savings contributions made by the employee and the Company, and an annually credited interest rate that is contingent upon investment results. Actual retirement benefits will be dependent on investment results, actual rate of interest applied on the savings capital, potential future changes in plan regulation and/or legal changes and future salary changes. The amount of pensionable salary is calculated using base pay plus the annual target bonus amount minus a coordination amount that reflects the maximum social security pension in place at the time, and is subject to a statutory maximum. Employee and Company contributions are based on the employee’s age and determined in accordance with the percentage of pensionable salary as follows:

Name	Employee saving contributions in % of pensionable salary	Employer saving contributions in % of pensionable salary
Alice L. M. Heezen	8.00%	8.00%
Timothy M. Stedman	8.00%	8.00%
Hayati Yarkadas	8.00%	8.00%

In addition, the Company pays the total premiums for risk benefits and other costs. Benefits are paid as a monthly annuity, lump sum or a combination of these two payment forms.

Supplemental Employee Retirement Benefit

In 2010, we entered into an employment contract with Mr. Pappas which included a provision for non-qualified supplemental employee retirement benefits. Mr. Pappas is 100% vested in these benefits and the accrued benefits, if not subject to Section 409A, would otherwise be due to be paid to Mr. Pappas in a lump sum within 30 days after his termination of employment. The amount payable to Mr. Pappas with respect to his supplemental employee retirement benefits is determined based on his years of Service Credit and his average base salary and target bonus for the three full calendar years prior to his termination. The accrued benefits are equal to the Basic Percentage times the average of his base salary plus target bonus for the three full calendar years prior to his termination (the “Final Average Pay”) plus the Supplemental Percentage times the Final Average Pay reduced by the 36‑month rolling average Social Security Taxable Wage Base as of the date of termination. The Basic Percentage and Supplemental Percentage are determined based on Mr. Pappas’s years of Service Credit, which are 425% and 120%, respectively.

The employment agreement with our Chief Executive Officer and President, Mr. Bozich does not provide for any non-qualified supplemental employee retirement plan benefits.

The following table shows the actuarial present value of accumulated pension and other post-retirement benefits as of December 31, 2019:

Name	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During 2019 ($)
Christopher D. Pappas	Supplemental Employee Retirement Plan	30.0	—	15,517,190
Timothy M. Stedman (1)	Switzerland Retirement Plan	4.5	813,214	—
Hayati Yarkadas (1)	Switzerland Retirement Plan	4.5	497,804	—
Alice L. M. Heezen (1)	Switzerland Retirement Plan	3.5	520,981	—

(1)    Messrs. Stedman's and Yarkadas’s and Ms. Heezen’s, accumulated benefit is calculated in CHF and was converted using the foreign exchange rate of US$1.0077 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2019.

(2)    The years of credited service for Mr. Pappas are determined pursuant to his employment agreement, under which he was granted 6 years of Service Credit at the start of his employment and on each anniversary date, until he reached a maximum of 30 years. Mr. Pappas was paid his accrued benefits 6 months following his retirement date.

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EXECUTIVE COMPENSATION

(3)    The inputs and assumptions used to determine the present value of accumulated benefits, if any, are provided in the table below. These assumptions are consistent with the assumptions set forth in Note 16 to the 2019 consolidated financial statements filed with our Annual Report on Form 10‑K.

	Discount rate	Salary increase
Switzerland Retirement Plan	0.25%	2.25%

Payments upon Termination or Change in Control

Messrs. Bozich, Stasse and Chaclas

In the event of an executive’s termination of employment for any reason, Messrs. Bozich, Stasse and Chaclas will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive without “good reason” (each, as defined in the executive’s employment agreement), (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata target bonus for the calendar year of termination.

In addition to the severance benefits described above, upon termination of an executive without “cause” or by the executive for “good reason,” the executive will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a general release of claims.

In the case of Mr. Bozich, in the event of his termination by the Company without “cause” or if Mr. Bozich terminated his employment for “good reason”, Mr. Bozich would be entitled to receive a severance amount equal to 2.0 times his annual base salary and target bonus, payable in equal monthly installments over the 24-month period following his termination. Additionally, Mr. Bozich is eligible to receive continued health benefits for a period of 24 months following such termination, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate, or enrolls in coverage through Medicare, a spousal plan, or an insurance exchange other than COBRA, the Company will pay Mr. Bozich the amount equivalent to the Company’s share of COBRA premiums for 24 months as if Mr. Bozich had enrolled in COBRA.

In the case of Messrs. Stasse and Chaclas each will be entitled to receive, subject to his timely execution of a general release of claims (i) an amount equal to 1.5 times the sum of his respective base salary and target bonus, payable in equal monthly installments over the 18 month period following such termination, and (ii) 18 months of health benefits continuation, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate. To the extent that any executive experiences a termination of employment by us without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the agreements), the cash severance benefits described above will be (or would have been) paid to such executive in a cash lump sum as opposed to in installments.

For Messrs. Bozich, Stasse and Chaclas, to the extent that any payments that are considered to be contingent on a change in control would be subject to Sections 280G and 4999 of the Code, such payments will be reduced if the net benefit to them on an after-tax basis would be greater than receiving the full value of all payments and paying the excise tax. The amounts in the table assume that the full amounts were paid to the executives, without any limitation.

To the extent that any portion of either Messrs. Bozich’s, Stasse’s or Chaclas' severance amount due to a termination of employment by us without “cause” or by the executive for “good reason” constitutes nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code, any payment scheduled to occur during the first 60 days following his termination of employment shall not be paid until the 60th day following his termination.

The agreements with Messrs. Bozich, Pappas, Stasse contain a non-competition covenant that prohibits the executive from competing against us for a period of two years following termination of employment, and for one year in the case of Messrs. Niziolek and Chaclas. These agreements also contain non-solicitation provisions that prohibit the executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years (and a period of one year, in the case of Messrs. Niziolek and Chaclas) following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

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EXECUTIVE COMPENSATION

Messrs. Stedman and Yarkadas and Ms. Heezen

In the event of termination of his employment for any reason, Messrs. Stedman and Ms. Heezen will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination; and (ii) an amount equal to the pro-rata portion of his target bonus for the calendar year of termination. Mr. Stedman and Ms. Heezen will also each receive payments required by applicable law upon a termination by reason of disability, as described in the table below.

In addition to the severance benefits described above, upon termination of Mr. Stedman or Ms. Heezen by us without “cause”, each will each be entitled to receive severance benefits, subject to his or her timely execution of a general release of claims in an amount equal to 1.5 times the sum of his or her annual base salary and target bonus. To the extent that they experience a termination of employment by us without “cause” or by him or her for “good reason” within two years following a “change in control” (as defined in his or her agreement), the cash severance benefits described above will be paid in a cash lump sum as opposed to in installments.

On October 2, 2019, Mr. Yarkadas entered into a separation agreement with the Company’s subsidiary, Trinseo Europe GmbH, pursuant to which he is entitled to receive (i) a severance payment equal to one year’s salary, subject to a downward adjustment to the extent his employment extends beyond September 30, 2020 (ii) his 2019 ACI Plan bonus based on the financial performance and Responsible Care metrics, and (iii) continued health and welfare benefits as provided in his employment contract or required by local law. Mr. Yarkadas terminated his employment as of March 16, 2020 and received the severance payment described in (i) above.

The agreements for Messrs. Stedman and Yarkadas each contain a non-competition covenant that prohibits each executive from competing against us, and non-solicitation provisions that prohibit each executive from actively soliciting our employees, customers or suppliers, for a period of 18 months, and for Ms. Heezen, 24 months, following his or her termination of employment. Each executive is also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Potential Payments

The following table provides examples of the potential payments upon termination or upon a termination following a change in control to our NEOs, as if such event(s) took place on December 31, 2019 (the last business day of our most recent fiscal year). The amounts reflected in this table were determined in accordance with each NEO’s then existing employment agreement.

Amounts shown do not include (i) accrued but unpaid salary and vested benefits, including pension (as described above) and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers. With respect to any termination of employment, each NEO is entitled to receive accrued but unpaid base salary through the date of termination of employment, accrued but unpaid vacation and pension benefits (as described above) through such date, and, in the case of a termination due to death, earned but unpaid bonus, if any, for the immediately preceding calendar year and a pro-rata bonus for the year of termination.

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EXECUTIVE COMPENSATION

Name	Termination Trigger	Cash Separation Payment ($)(1)	Health and Welfare Benefits ($)(2)	Value of Previously Unvested Equity Awards ($)(3)	Value of Insurance Benefit ($)(4)	2019 Target Cash Compensation ($)(5)	Cash Separation Payment Multiple
Frank A. Bozich	Termination for Cause	—	—	—	—	—	—
	Termination Without Cause	3,818,630	42,613	382,169		1,909,315	2
	Death	—	—	1,815,570	500,000	—	—
	Disability	—	42,613	1,815,570	250,000	—	—
	Change in Control	3,818,630	42,613	2,958,953		1,909,315	2
David Stasse	Termination for Cause	—	—	—	—	—	—
	Termination Without Cause	1,002,188	31,960	249,901	—	668,126	1.5
	Death	—	—	511,536	500,000
	Disability	—	31,960	511,536	250,000
	Change in Control	1,002,188	31,960	569,653		668,126	1.5
Timothy M. Stedman	Termination for Cause	—	—	—	—	—	—
	Termination Without Cause	1,197,148	—	344,390	—	798,098	1.5
	Death	—	—	1,093,805	—	—	—
	Disability	—	—	1,093,805	—	—	—
	Change in Control	1,197,148	—	1,485,062	—	798,098	1.5
Angelo N. Chaclas	Termination for Cause	—	—	—	—	—	—
	Termination Without Cause	1,134,750	20,097	189,821	—	756,500	1.5
	Death	—	—	592,325	500,000	—	—
	Disability	—	20,097	592,325	250,000	—	—
	Change in Control	1,134,750	20,097	791,611	—	756,500	1.5
Alice L. M. Heezen	Termination for Cause	—	—	—	—	—	—
	Termination Without Cause	890,304	—	82,109	—	593,536	1.5
	Death	—	—	238,086	—	—	—
	Disability	—	—	238,086	—	—	—
	Change in Control	890,304	—	350,568	—	593,536	1.5
Hayati Yarkadas	Termination for Cause	—	—		—	—	—
	Termination Without Cause	1,197,148	—	89,587	—	798,098	1.5
	Death	—	—	214,319	—	—	—
	Disability	—	—	214,319	—	—	—
	Change in Control	1,197,148	—	221,347	—	798,098	1.5

(1)    Cash separation payments are generally payable in installments except for payments upon a change in control, which are generally payable in a lump sum.

(2)    Ms. Heezen and Messrs. Stedman and Yarkadas receive government sponsored health and welfare benefits, and therefore, do not participate in the Company’s health and welfare benefit plans.

(3)    Represents the value associated with equity awards issued under our 2014 Omnibus Incentive Plan, described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above and dividend equivalents paid, as applicable on these awards. Under our 2014 Omnibus Incentive Plan, RSUs and options vest in full upon death, disability, or a change in control, and vest in part in certain circumstances when termination is without cause. PSUs vest in full upon a change in control, and vest in part upon death or disability. The value of the equity awards granted under our 2014 Omnibus Incentive Plan was calculated using the Company’s closing stock price on December 31, 2019 of $37.21. While the number of PSUs that vest can range from 0 to 200% of the original grant, the information in the table above was calculated presuming performance was at target, and therefore 100% of the original grant.

(4)    Represents the maximum value of insurance payable on death due to accident or dismemberment or in the event of permanent disability. The insurance death benefit would be $250,000, where the executive’s death was due to a cause other than accident or dismemberment. Employees in Switzerland are not covered under the employee life insurance policy and only receive applicable social system death benefits.

(5)    Represents NEO’s base salary plus target ACI Plan payout amount.

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CEO PAY RATIO

CEO Pay Ratio

In 2019 the Company updated its comparison of CEO pay to the pay of its employees, consistent with SEC rules. As of December 31, 2019, the Company determined that total number of employees was 2,582. To identify the median employee, the Company chose target total cash compensation as the consistently applied compensation measure. To make this calculation, the Company reviewed cash compensation of all employees of the Company as of December 31, 2019 and annualized pay for those employees who commenced work during 2019 and any employee who was on unpaid leave for a portion of 2019. The Company used a valid statistical sampling methodology to identify a population of employees whose target total cash compensation was within a 2% range of the median. From this sample, the Company identified the median employee and determined that person’s total compensation was $84,362. Therefore, as further described in the table below, the Company’s 2019 ratio of CEO pay to median worker pay is 81:1.

Compensation Element	CEO ($)	Median Employee ($)
Annual Salary	830,137	67,065
Overtime (OT), Double Time (DT), and Shift Differential (SD)	—	9,161
Salary (including OT, DT and SD)	830,137	76,226
Bonus	538,244	—
Fair Value of Stock Awards	4,050,985	—
Fair Value of Option Awards	824,675	—
Non-equity Incentive Plan Compensation	460,000	1,216
Change in Pension Value	—	—
All Other Compensation	165,557	6,920
Summary Compensation Table Totals	6,869,598	84,362

2019 CEO Pay Ratio	81:1

SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the Company's pay ratio reported above.

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DIRECTOR COMPENSATION

Director Compensation

For each of our non-employee directors, our director compensation program consists of an annual cash retainer payment of $90,000, and an annual equity retainer of restricted stock units with a grant date fair value of $120,000, which vest on the one-year anniversary of their grant date. Additionally, the Board’s non-employee chair receives an additional annual cash retainer of $100,000. The non-employee chairs of the audit committee, compensation committee, and nominating and corporate governance committee receive additional annual cash retainers of $25,000, $15,000, and 10,000, respectively.

Our directors are subject to the Company's share ownership guidelines, which stipulate that each director must hold five (5) times their annual cash retainer in Trinseo shares within five (5) years from the later of January 1, 2016 or the date of becoming a Board member.

The following table sets forth information concerning the compensation earned by our directors during fiscal 2019.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Joseph Alvarado	90,000	120,000	—	210,000
Jeffrey J. Cote	115,000	120,000	—	235,000
Pierre-Marie De Leener	90,000	120,000	—	210,000
K’Lynne Johnson	100,625	120,000	—	220,625
Sandra Beach Lin	10,250	—	—	10,250
Philip R. Martens	90,000	120,000	—	210,000
Donald T. Misheff	100,000	120,000	—	220,000
Christopher Pappas	60,000	120,000	—	180,000
Henri Steinmetz	90,000	120,000	15,758	225,758
Mark Tomkins	10,250	—	—	10,250
Stephen M. Zide	194,375	120,000	—	314,375

(1)    Consists of annual retainer amounts, which are paid quarterly and prorated based on the director’s service dates.

(2)    The amounts reported represent the grant date fair value of restricted stock units granted in 2019 calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10‑K.

(3)    As of December 31, 2019, each of our non-employee directors, except for Ms. Beach and Mr. Tomkins, held 3,033 shares pursuant to unvested restricted stock unit awards.

(4)    The amount for Mr. Steinmetz reflects the reimbursement of Value Added Tax incurred for the provision of his director services.

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PROPOSAL 3

Proposal 3–Approval of the Company’s Luxembourg Statutory Accounts

Pursuant to Luxembourg law, the Luxembourg Statutory Accounts must be submitted each year to shareholders for approval at the annual general meeting of shareholders.

The Luxembourg Annual Accounts are prepared in accordance with Luxembourg GAAP and consist of a balance sheet, a profit and loss account and the notes for Trinseo. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg GAAP. Profits earned by the subsidiaries of Trinseo are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Trinseo. The Luxembourg Annual Accounts as of and for the year ended December 31, 2019, show total assets of $673.1 million and profits for the year then ended of $309.4 million.

The Consolidated Accounts are prepared in accordance with U.S. GAAP, including a footnote reconciliation of equity and net income (loss) to International Financial Reporting Standards as adopted by the European Union (“IFRS”), and consist of a balance sheet, statement of operations, statement of changes in shareholders’ equity, statement of cash flows and the accompanying notes.

The Consolidated Accounts present the financial position and results of operations for Trinseo and all of its subsidiaries as if the individual entities were a single company. As of December 31, 2019, the Consolidated Accounts show IFRS total equity of $669.6 million and IFRS net income of $93.6 million for the year then ended.

Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Trinseo does not receive approval of the Luxembourg Statutory Accounts by a majority of the votes cast at the meeting, we cannot make this filing with the Luxembourg trade registry.

Trinseo’s Luxembourg Statutory Accounts will be made available to shareholders no later than 30 days prior to the General Meeting and will remain posted until the conclusion of the General Meeting. Shareholders may view Trinseo’s Luxembourg Statutory Accounts at Trinseo’s registered office, or online at our investor relations website, www.investor.trinseo.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS.

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PROPOSALS 4 & 5

Proposal 4–Resolution on the Allocation of the Results of the Financial Year Ended December 31, 2019

Pursuant to Luxembourg law, the shareholders must decide how to allocate the results of the previous financial year based on the Luxembourg Annual Accounts. In the event the Company has profits, the Company’s Board of Directors may propose to shareholders to either distribute those profits or retain such earnings. In the event of losses, the Board must generally propose that such losses be carried forward to the following year.

The Luxembourg Annual Accounts show profits for the year ended December 31, 2019 of $309,374,679.53.

The Board unanimously recommends to retain such earnings to the following year, subject to the declaration of an annual dividend (see Proposal 8–Declaration of Annual Dividend in the Amount Already Paid by Interim Dividends Declared During Financial Year). The approval of this proposal does not preclude the Board from approving interim dividends from profits earned after December 31, 2019 within the parameters provided under our Articles of Association and Luxembourg law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FORGOING ALLOCATION OF THE RESULTS OF THE FINANCIAL YEAR ENDED DECEMBER 31, 2019.

Proposal 5– Approval of the Granting of Discharge to the Directors and Auditor for the Performance of Their Respective Duties During the Financial Year Ended December 31, 2019

Pursuant to Luxembourg law, the shareholders must decide whether to give discharge to the directors and auditor for the performance of their duties during the previous financial year at the time the annual accounts of such year are presented to the shareholders for approval.

The granting of discharge to the directors and auditor bars the shareholders from holding the directors and auditor liable in relation to factual matters revealed by and contained in the Luxembourg Annual Accounts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE GRANTING OF DISCHARGE TO THE DIRECTORS AND AUDITOR
FOR THE PERFORMANCE OF THEIR RESPECTIVE DUTIES DURING THE
FINANCIAL YEAR ENDED DECEMBER 31, 2019.

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AUDIT COMMITTEE MATTERS

Audit Committee Matters

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the audit committee, a copy of which is available on our website, www.investor.trinseo.com, under the “Corporate Governance—Committee Composition” section. We are responsible for overseeing the quality and integrity of Trinseo’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the NYSE, the audit committee is composed entirely of members who are independent, as defined by the listing standards of the NYSE. Further, the Board has determined that three of its members, Messrs. Cote, Misheff and Tomkins, are each audit committee financial experts as defined by the rules of the SEC.

The audit committee met nine times during fiscal 2019 with Trinseo’s management and PwC, Trinseo’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our audit charter, including with respect to the audit process. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between PwC and Trinseo and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors and PwC, Trinseo’s matters including internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, identification of audit risks and the results of their audit efforts.

We discussed and reviewed with PwC the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the PCAOB and, with and without management present, discussed and reviewed the results of PwC’s examination of Trinseo’s financial statements. We also discussed the results of the internal audit examinations with and without management present.

Audit and Other Fees

The following table shows the fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the year ended December 31, 2019 (fiscal 2019) and the year ended December 31, 2018 (fiscal 2018):

	2019	2018
Audit fees(1)	$6,419,000	$6,444,000
Audit-related fees(2)	$3,065,000	$656,000
Tax fees(3)	$2,621,000	$2,578,000
All other fees(4)	$4,000	$129,000
Total fees	$12,109,000	$9,807,000

(1)   Consists of the audit of the Company’s financial statements and evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, as well as services performed in conjunction with other SEC, regulatory, and statutory filings. These fees include $264,148 and $239,247 paid by Trinseo to PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) for services rendered for the audit of all statutory accounts required by Luxembourg law during fiscal 2019 and 2018, respectively. PwC Luxembourg did not provide any non-audit services during those fiscal years.

(2)   Consists of services related to strategic initiatives and pre-implementation reviews of processes and systems.

(3)   Consists of $742,206 of tax compliance and preparation fees with the balance consisting of worldwide tax advisory services.

(4)   For fiscal 2018, this amount consisted of subscriptions to knowledge tools and other advisory services. For fiscal 2019, this amount consisted of subscriptions to knowledge tools.

We pre-approve all audit services and all permitted non-audit services by PwC, including engagement fees and terms. Our policies prohibit the Company from engaging PwC to provide any services relating to bookkeeping

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AUDIT COMMITTEE MATTERS

or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether the Company’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. We concluded that PwC’s provision of non-audit services, all of which we approved in advance, was compatible with its independence.

We reviewed the audited consolidated financial statements of Trinseo as of December 31, 2019 with management and PwC. Management has the responsibility for the preparation of Trinseo’s financial statements, and PwC has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and PwC, we recommended to the Board that Trinseo’s audited financial statements be included in its Annual Report on Form 10‑K for fiscal 2019 for filing with the SEC. We have reviewed and evaluated the performance of PwC, and as a result have selected PwC as the independent registered public accounting firm for fiscal 2020, subject to ratification by Trinseo’s shareholders. We have also reviewed and evaluated the performance of PwC Luxembourg, and as a result have selected PwC Luxembourg as the independent auditor for all of Trinseo’s statutory accounts required under Luxembourg law for fiscal 2020, subject to ratification by Trinseo’s shareholders.

Audit Committee

Jeffrey J. Cote, Chair

Joseph Alvarado

Pierre-Marie De Leener

Donald T. Misheff

Mark Tomkins

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PROPOSALS 6 & 7

Proposal 6–Ratification of Appointment of the Independent Auditor

The audit committee of our Board has proposed to appoint PwC Luxembourg to be our independent auditor for the year ending December 31, 2020 for all statutory accounts as required by Luxembourg law for the same period. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC Luxembourg will be available at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PWC LUXEMBOURG AS INDEPENDENT AUDITOR FOR ITS LUXEMBOURG ACCOUNTS.

Proposal 7–Ratification of Appointment of the Independent Registered Public Accounting Firm

The audit committee of our Board has proposed to appoint PwC to be our independent registered public accounting firm the year ending December 31, 2020 for Trinseo’s consolidated financial statements. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC will be available at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF PWC AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 8

Proposal 8– Declaration of Annual Dividend in the Amount Already Paid by Interim Dividends Declared During Financial Year

Pursuant to Luxembourg law, the declaration of interim dividends by the Board of Directors must be subject to a subsequent approval of shareholders at the following annual general meeting of shareholders. The Company has declared one interim dividend since the Company’s last annual general meeting of shareholders, in the amount of $0.40 per share, declared on February 26, 2020 which was paid on April 23, 2020.

In accordance with Luxembourg law, the shareholders of the Company are being asked to declare an annual dividend of $15,295,258, which amount has already been paid to shareholders by the interim dividend payment described above.

If our shareholders do not declare the annual dividend, the interim dividend paid on April 23, 2020 shall be deemed to have been paid on account of the next annual dividend to be approved by the Company, which would therefore result in a reduction of the amount of the next dividend to be paid by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ANNUAL DIVIDEND, PAID BY THE INTERIM DIVIDEND ALREADY DECLARED, AS SET FORTH ABOVE.

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Proposal 9–Authorization of Repurchase Program

At our 2019 annual general meeting of shareholders, a share repurchase program was approved authorizing the Company to repurchase up to 4 million of its ordinary shares, or 9.8% of the Company’s then outstanding ordinary shares. This authorization was valid for a period of two years. Under that program, the Company has repurchased 2,461,540 ordinary shares as of March 31, 2020, with 1,538,460 shares remaining to be repurchased through June 2021 under this authorization.

Our Board is proposing a new share repurchase program (the “Share Repurchase Program”) to our shareholders for approval, whereby the Board is empowered to repurchase up to 3.6 million of the Company’s outstanding ordinary shares, or approximately 9.5% of our outstanding share capital as of April 1, 2020. The authorization of the Share Repurchase Program would be for a period of two years, expiring on June 9, 2022. If approved by shareholders, the new Share Repurchase Program would replace the previous share repurchase program adopted in 2019, subject to the completion of any outstanding offers to repurchase through the date of the Annual Meeting, and no new repurchases would be made under the 2019 share repurchase authorization.

The Share Repurchase Program will continue to be subject to Luxembourg law. Ordinary shares will be eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of one thousand dollars ($1,000.00) per share. Ordinary shares repurchased from the open market will be subject to daily volume restrictions under applicable SEC regulations. The Board shall be empowered to determine within the limits of the authorization set out above and by applicable law, the timing and conditions of repurchases made under the Share Repurchase Program. Approval of the Share Repurchase Program does not obligate the Company to repurchase the shares authorized under the Share Repurchase Program.

The Board believes the Share Repurchase Program is an effective use of its cash earnings and valuable tool to return value to shareholders. The Share Repurchase Program terms also allow the Company to be opportunistic in repurchasing shares. Additionally, the Board believes the Share Repurchase Program will assist in offsetting shareholder dilution resulting from periodic grants of equity incentive awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE APPROVAL OF THE SHARE REPURCHASE PROGRAM AS SET FORTH ABOVE.

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PROPOSAL 10

Proposal 10–Adoption of Amendment to Omnibus Incentive Plan

Background

Our Board is recommending approval of an amendment to the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) solely to increase the number of shares authorized for issuance under the Plan by 680,000 shares, to 6,000,000 shares. The Board believes this is necessary to ensure that the Company has a sufficient number of ordinary shares available under the Plan to attract and retain the services of key individuals essential to the Company’s long-term growth and success.

The recent economic disruption related to the COVID-19 coronavirus outbreak has caused a significant decline in global equity markets, including the market value of the Company’s ordinary shares. We had anticipated seeking shareholder approval for an increase in the number of shares available for issuance under the Plan at our 2021 annual general meeting of shareholders, but we have determined that the number of shares remaining under the Plan will be insufficient to provide equity incentive awards to the Company’s employees, directors and executive officers next year. The increase to authorized shares sought by this amendment will allow the Company to continue to grant awards to employees in 2021, based on the current market price of its ordinary shares. The Board believes that these types of awards align the interests of employees with those of our shareholders, and believes it is important to maintain a sufficient number of shares in the Plan for this purpose. The Board is recommending that shareholders approve this amendment to the Plan so the Company may continue to effectively utilize its equity incentive programs to reward and incentivize its employees.

The following summary of the Plan, as amended, is qualified in its entirety by the complete text of the amended and restated Plan contained in Appendix A to this proxy statement. In 2014, the Board adopted and implemented the Plan in connection with our initial public offering. In 2019, our shareholders approved amendments to the Plan to provide for authorization of additional shares, as well as amendments to certain key provisions to better protect shareholder interests and promote effective governance practices. Currently, the Plan includes the following terms:

•    a minimum vesting requirement of 12 months for all awards,  subject to exceptions discussed below for death or disability, or a five percent carveout set by the Company;

•    no liberal recycling of shares for net exercise or tax withholdings;

•    dividends and dividend equivalents are subject to the same vesting requirements as the award;

•    no automatic replenishment of shares;

•    options may not be priced lower than fair market value on the grant date; and

•    no repricing of “underwater” options; and

•    no automatic grants to any participant.

Purpose

The purpose of the Plan is to advance the interests of the Company by motivating performance through incentive compensation that ties the interests of our directors, executive officers, and senior employees with those of our shareholders. The Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.

Eligibility and Participation

Our key employees, directors, consultants and advisors are eligible to participate in the Plan.  The Company’s most recent Awards were granted to 114 employees and 10 executive officers in February 2020. Our Company has historically granted each of our non-executive directors annual equity retainer grants under the Plan.

Shares Subject to the Plan

The total number of ordinary shares available for Awards under the Plan is currently 5,320,000, which may consist of authorized and unissued shares or treasury shares. Approval of this proposal would add 680,000 ordinary shares to the Plan share reserve.

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The maximum number of our ordinary shares subject to stock options and the maximum number of shares of our ordinary shares subject to stock appreciation rights, or SARs, that may be granted to any participant in the Plan in any calendar year is each 900,000 shares. The maximum number of our ordinary shares subject to other awards that may be granted to any participant in the Plan in any calendar year is 450,000 shares and the maximum amount payable to any participant in the Plan in any calendar year is $5,000,000 under a cash award.

Shares withheld in the satisfaction of tax withholding requirements or as payment of the exercise or purchase price, or purchased by the Company using proceeds from the Awards, are prohibited from being returned to the Plan’s share reserve for future issuance. The gross number of SAR Awards granted under the Plan, versus the net number of shares delivered under the SAR Award, are deducted from the number of shares remaining available for issuance under the Plan. Any shares underlying Awards settled in cash, or that otherwise expire or become unexercisable without having been exercised, or that are otherwise forfeited or repurchased by the Company due to the failure to vest, may be returned to the share reserve for the Plan for future issuance.

The following table includes information regarding the outstanding equity Awards and shares available for future awards under Plan as of April 1, 2020:

Options Outstanding	1,604,064
Full-Value Awards Outstanding/Unvested (1)	703,342
Shares Available for Future Issuance	1,149,650
Weighted Average Exercise Price of Outstanding Options	40.80
Weighted Average Remaining Term of Options Outstanding (years)	6.83

(1)    Full-Value Awards are a grant of one or more ordinary shares or a right to receive one or more ordinary shares in the future (including restricted stock, restricted stock units, performance stock and performance stock units).  The Company’s Full-Value Awards have consisted of RSUs and PSUs.

See the Company’s “Equity Compensation Plan Information” in this proxy statement for more information on the Company’s equity usage during 2019.

Awards

The Plan authorizes grants of a variety of types of Awards to maintain flexibility. The Plan permits the granting of:

•    Stock options, which may be incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code or non-qualified stock options (“NQOs”)

•    stock appreciation rights (“SAR”)

•    restricted stock

•    restricted stock units (“RSU”)

•    performance awards

•    other stock-based awards (collectively referred to as “Awards”)

Administration

The Plan is administered by our compensation committee. Our compensation committee has the authority to, among other things, interpret the Plan, determine eligibility for, grant and determine the terms of awards under the Plan, determine the form of settlement of awards (whether in cash, shares of our ordinary shares or other property), and do all things necessary or appropriate to carry out the purposes of the Plan. Our compensation committee’s determinations under the Plan are conclusive and binding.

Types of Awards

Stock Options.  Stock options granted under the Plan may be either NQOs or ISOs. The price of any stock option granted may not be less than the fair market value (or in the case of certain ISOs, 110% of the fair market value) of the Company’s ordinary shares on the date the stock option is granted. The stock option price is payable in cash or certified check, ordinary shares of the Company, through a broker-assisted cashless exercise, by any other method approved by the compensation committee, or any combination of the foregoing. The standard form of payment of the exercise price is by delivery of cash by a broker-dealer as a cashless exercise. The participant will have the rights of a shareholder after giving written notice of exercise and paying the option price, once the shares are recorded as having been issued and transferred.

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The compensation committee determines the terms of each stock option grant (including the vesting schedule) at the time of the grant. All stock options will terminate no later than 10 years (or, in the case of certain ISOs, five years) from the date of the grant. To the extent necessary to comply with Section 409A of the Internal Revenue Code, stock options will not include any feature allowing deferral of income beyond the date of exercise (other than through the receipt of restricted stock at exercise).

Stock Appreciation Rights.  A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the value of an ordinary share of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted alone or in addition to other Awards. The base price of a SAR may not be less than the fair market value (as defined in the Plan) of an ordinary share of the Company on the date of grant. The compensation committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the compensation committee or both.  SARs may be payable in cash or in ordinary shares of the Company. A SAR will terminate no later than 10 years from the date of the grant. A SAR will be forfeited or terminated under the same circumstances as stock options under the Plan, unless otherwise provided in an Award agreement or determined by the compensation committee. To the extent necessary to comply with Section 409A of the Internal Revenue Code, SARs will not include any feature allowing deferral of income beyond the date of exercise.

Restricted Stock.  A restricted stock Award represents ordinary shares of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the compensation committee. Vesting requirements may be based on, among other things, the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the compensation committee. Restricted stock will be subject to restrictions for a period set forth in the Award agreement. The compensation committee may provide for an accelerated lapse of the restriction period in an Award agreement upon specified events or standards. Subject to the transfer restrictions and vesting requirements of the Award, the participant will have the same rights as one of the Company’s shareholders, including all voting and dividend rights, during the restriction period, although the compensation committee may provide that restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met).

Restricted Stock Units.  An Award of restricted stock units, or RSUs, provides the participant the right to receive a payment based on the value of an ordinary share of the Company. RSUs may be subject to such vesting requirements, restrictions and conditions to payment as the compensation committee determines are appropriate. Vesting requirements may be based on, among other things, the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the compensation committee. RSUs will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant.  RSU Awards are payable in cash or in ordinary shares of the Company. Participants receiving RSUs will not have, with respect to such RSUs, any of the rights of a shareholder of the Company, although participants may receive dividend equivalents.

Performance Awards.  An Award of performance units provides the participant the right to receive cash or ordinary shares of the Company if specified terms and conditions are met. Participants receiving performance awards will not have, with respect to such performance units, any of the rights of a shareholder of the Company. Performance Awards will be subject to restrictions for a period set forth in the Award agreement, which period generally is expected to be a minimum of three years from the date of grant.

Other Stock-Based Awards. Our compensation committee is authorized to make other stock Awards or Awards based on or settled in ordinary shares, which may be subject to other terms and conditions, which may vary from time to time and among participants, as the compensation committee in its discretion may determine.

Other Award Terms and Considerations

No Repricing or Reloads. The Plan specifically prohibits repricing of outstanding stock options or SARs without prior shareholder approval.  The Company’s proposed amendment to the Plan also prohibits the

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substitution, or “reload” of outstanding stock options and SARS and reloads of outstanding stock options without prior shareholder approval. Under the proposed amendment, the Plan would also prohibit without prior shareholder approval the substitution or buyout of the stock options or SARS for cash, when the exercise price for such a stock option is below the current fair market value or the base value from which appreciation under such SARs are to be measured is below the current fair market value.

Vesting; Termination of Employment or Service. Our compensation committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award, except that the compensation committee may only issue Awards that vest or become exercisable within twelve (12) months or longer from the grant date, except in the event of Participants’ death or disability or a five percent (5%) or more carve-out set by the Company.

Our compensation committee will determine the effect of termination of employment or service on an award. Unless otherwise provided by our compensation committee, upon a termination of a participant’s employment or service, all unvested stock options and SARs then held by the participant will terminate and all other unvested awards will be forfeited and all vested stock options and SARs then held by the participant will remain outstanding for three months following such termination, or twelve (12) months in the case of death or permanent disability, or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant immediately prior to the participant’s termination of employment or service will immediately terminate if such termination is for cause, as defined in the Plan, or occurs in circumstances that would have constituted grounds for the participant’s employment or service to be terminated for cause, in the determination of the compensation committee.

Dividend Equivalents.  The compensation committee may provide for the payment of amounts (on terms and subject to conditions established by it) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  Dividends or dividend equivalent amounts payable in respect to Awards shall be subject to the identical time-based vesting and performance conditions as the underlying Award and cannot be paid out unless and until all vesting and performance conditions of the underlying Award are met.  Additionally, the compensation committee is prohibited from accruing and paying dividends and dividend equivalents on Awards of stock options or SARs.

Non-Transferability of Awards. Awards under the Plan may not be transferred other than by the laws of descent and distribution, unless, for awards other than ISOs, otherwise provided by the compensation committee.

Recovery of Compensation. The compensation committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the Plan if the participant is not in compliance with the provisions of the Plan or any award thereunder or if the participant breaches any agreement with our Company with respect to non-competition, non-solicitation or confidentiality. Our compensation committee also may recover any award or payments or gain in respect of any award under the Plan in accordance with its applicable Company’s clawback or recoupment policy, or as otherwise required by applicable law or applicable stock exchange listing standards. See “Compensation Discussion and Analysis-Compensation Philosophy and Design-Compensation Committee Practices” for more information on the Company’s clawback and recoupment policies.

Certain Transactions; Certain Adjustments. In the event of a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of shares of our ordinary shares, in which our Company is not the surviving corporation or that results in the acquisition of all or substantially all of our then outstanding shares of ordinary shares by a single person or entity or by a group of persons and/or entities acting in concert, a sale of all or substantially all of our assets or our dissolution or liquidation, our compensation committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our compensation committee may otherwise determine, awards not assumed in

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connection with such a transaction will terminate automatically and, in the case of outstanding restricted stock, will be forfeited automatically upon the consummation of such covered transaction.

In the event of a stock dividend, stock split or combination of shares, including a reverse stock split, recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, our compensation committee will make appropriate adjustments to the maximum number of shares of our ordinary shares that may be delivered under, and the ISO and individual share limits included in, the Plan, and will also make appropriate adjustments to the number and kind of shares or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our compensation committee will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the Plan.

Amendment; Termination.  The compensation committee will be able to amend the Plan or outstanding awards, or terminate the Plan as to future grants of awards, except that the compensation committee will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the Plan or the right to alter the terms of an award was expressly reserved by our compensation committee at the time the award was granted). Shareholder approval will be required for any amendment to the Plan to the extent such approval is required by law, including applicable stock exchange requirements.

Benefits under the Plan

New Plan Benefits.  The compensation committee has discretionary authority to grant Awards pursuant to the Plan, and there is no provision for automatic grants. Therefore, future benefits that would be received by directors, executive officers and other employees under the Plan, as amended, are currently not determinable.

Certain Historical Grants under the Plan. As of April 1, 2020, the following table sets forth the number of shares subject to RSU, PSU and stock options Awards that have been granted to the below individuals or groups under the Plan (since its inception in June 2014).

Name and Position	Number of Shares (1)
Frank Bozich, President and Chief Executive Officer	335,437
Christopher D. Pappas, Former President and Chief Executive Officer (2)	431,900
David Stasse, Executive Vice President and Chief Financial Officer	83,108
Barry J. Niziolek, Former Executive Vice President and Chief Financial Officer (2)	72,404
Timothy Stedman, Senior Vice President and Business President	136,215
Angelo N. Chaclas, Senior Vice President, CLO, CCO and Corporate Secretary	109,480
Alice L. M. Heezen, Senior Vice President, Human Resources	52,834
Hayati Yarkadas, Senior Vice President and Business President	52,524
All current executive officers (as a group)	898,118
All current non-executive directors (as a group)	27,297
All employees and officers who are not executive officers (as a group)	825,163

(1)Ordinary shares underlying RSU, PSU and stock option awards granted under the Plan.

(2)Includes all equity awards granted under the Plan while an executive officer of the Company.

Tax Treatment of Awards under the Plan

The following discussion of the United States federal income tax implications of Awards under the Plan is based on the provisions of the Internal Revenue Code (and any relevant rulings and regulations issued under the Internal Revenue Code) as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The tax law is technical and complex, and the discussion below represents only a general summary.  It is not intended to be, nor should it be construed to be, legal or tax advice. Shareholders should consult their own professional advisers as to the effects of state, local or foreign laws and regulations to which they may be subject.

Non-qualified stock options.  A NQO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable

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compensation in the amount of the difference between the stock option price and the then fair market value of the ordinary shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such ordinary shares is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the ordinary shares will be a long-term or short-term gain (or loss), depending upon the holding period of the ordinary shares.

Incentive Stock Options. An ISO results in no taxable ordinary income to the optionee or deduction to the company at the time the ISO is granted or exercised. However, the excess of the fair market value  of the ordinary shares acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee.  If the optionee holds the ordinary shares received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the ordinary shares is treated as a long-term capital gain. If the ordinary shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the ordinary shares received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the ordinary shares acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. When the participant receives the appreciation inherent in the SAR, either in cash or stock, the amount of the cash, or the value of the stock, as applicable, will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. However, upon the settlement of the SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards. The current United States federal income tax consequences of other Awards authorized under the Plan are generally in accordance with the following: (1) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse (unless the participant elects taxation at grant, pursuant to Section 83(b)) and (2) the amount of cash paid (or the fair market value of the ordinary shares  issued) to settle RSUs and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer or one of the Company’s other three most highly compensated executives. Prior to 2018, “Performance-Based Compensation,” as defined under Internal Revenue Service rules and regulations, was excluded from this $1 million limitation. The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the ability of companies to rely on the “Performance-Based Compensation” exception and the $1 million limitation on deductibility generally was expanded to include all named executive officers (including the principal financial officer). Accordingly, although the Plan continues to include provisions relating to Performance-Based Compensation, we do not believe that the Performance-Based Compensation exception from Section 162(m) of the Code will apply to future awards under the Plan. We do believe, however, that certain Awards granted under the Plan prior to the changes made by the Act may continue to qualify for the Performance-Based Compensation exception and that certain Awards granted under the Plan may qualify for transition relief applicable to certain arrangements in place on November 2, 2017, subject in all cases to the compensation committee’s ability to modify Awards. Finally, as a Luxembourg company, the impact of the US Section 162(m) deduction limitations may be of limited impact on the Company.

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Section 409A.  Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain officers and other individuals, Section 409A requires that such individual’s distributions of non-qualified deferred compensation in connection with a separation from service commence no earlier than six months after such individual’s separation from service.

We intend that Awards granted under the Plan will either comply with or be exempt from Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20% tax and interest charge tax to the participant. These potential penalties on the participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the Plan’s purposes.

Section 280G.  Under certain circumstances, accelerated vesting, exercise or payment of awards under the Plan in connection with a change-in-control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the Award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Approval of the Amendment

If the amendment to the Plan is approved by the shareholders, it will become effective on the date of the Annual Meeting. Our Board intends to cause the additional shares of common stock that would become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at our expense. If shareholders do not approve this proposal, the amendment will not become effective and the Plan will continue in its current form.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE AMENDMENT TO THE COMPANY'S OMNIBUS INCENTIVE PLAN.

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SHAREHOLDER PROPOSALS & DIRECTOR NOMINATIONS /
HOUSEHOLDING

Shareholder Proposals & Director Nominations

A shareholder who intends to nominate a director or present a proposal at the 2021 annual general meeting of shareholders and who wishes the nomination or proposal to be included in the proxy materials for that meeting pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended, must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 30, 2020. In addition, pursuant to our Articles, one or more shareholders representing at least ten percent (10%) of our ordinary shares outstanding may submit written proposals to the Company for inclusion on the agenda for the 2021 annual general meeting of shareholders if such written proposals are received by the Company at least 22 days before our 2021 annual general meeting of shareholders. Written proposals may be mailed to us at Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312 Attn: Corporate Secretary. A shareholder who intends to nominate a director or present any other proposal at the 2021 annual general meeting of shareholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than 120 days and no later than 90 days before our 2021 annual general meeting of shareholders. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association describe the requirements for submitting proposals at the annual general meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association.

Householding

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at its registered office at 26-28, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, Attention: Secretary or by accessing it on the Company’s website at www.trinseo.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

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APPENDIX A

Appendix A–Amendment to Omnibus Incentive Plan

TRINSEO S.A.

AMENDED AND RESTATED

2014 OMNIBUS INCENTIVE PLAN

1.DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.LIMITS ON AWARDS UNDER THE PLAN

(a)Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 6,000,000 shares. Up to the total number of shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The limits set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code. For purposes of this Section 4(a), the shares of Stock withheld by the Company in payment of the exercise price or purchase price (including any nominal value payable in respect of an Award) of the Award, in satisfaction of tax withholding requirements with respect to the Award, or purchased by the Company using proceeds from Awards are prohibited from being returned back to the Plan’s share reserve for future issuance. The gross number of SAR awards granted under the Plan, as opposed to the net number of shares actually delivered under the SAR Award, will be deducted from the number of shares remaining available for issuance pursuant to the Awards granted under the Plan. For the avoidance of doubt,  any shares of Stock underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that are forfeited to or repurchased by the Company due to the failure to vest may be returned to the Plan for future issuance. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.

(b)Type of Shares. Stock delivered by the Company under the Plan may be newly issued Stock or treasury Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)Individual Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person in any calendar year:

(1)Stock Options:  900,000 shares of Stock.

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(2)SARs:  900,000 shares of Stock.

(3)Awards other than Stock Options, SARs or Cash Awards:  450,000 shares of Stock.

(4)Cash Awards:  $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5.ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its Affiliates who are in a position to contribute significantly to the success of the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.RULES APPLICABLE TO AWARDS

(a)All Awards.

(1)Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant.  The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to such limitations as the Administrator may impose.

(4)Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Except in the event of the Participant’s death or disability or a five percent (5%) carve-out of the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan (as defined in Section 4(a)), all Awards will only vest or become exercisable after a minimum of twelve months from the grant date. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

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(A)Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Permanent Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

(6)Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding required by law).

(7)Dividend Equivalents, Etc.  The Administrator may provide, consistent with the requirements of the Articles, for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award, except for Awards of Stock Options or SARs, for which such payments shall be prohibited.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards shall be subject to the identical time-based vesting and performance conditions as the underlying Award and cannot be paid unless and until all vesting and performance conditions of the underlying Award are met.  Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limits or restrictions as the Administrator may impose, consistent with the requirements of the Articles.

(8)Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute

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an element of damages in the event of a termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.  The preceding sentence will not apply to an Award eligible (as determined by the Administrator) for exemption from the limitations of Section 162(m) by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

(10)Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12)Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A, to the extent applicable.

(b)Stock Options and SARs.

(1)Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so. The Administrator may impose conditions on the exercisability of Awards, including limitations on the time periods during which Awards may be exercised or settled.

(2)Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 of the Plan, the terms of outstanding Stock Options or SARs, or any substitution of such Awards under Section 6(a)(10), as applicable, may not be amended to reduce the exercise prices of such Stock Options or the base values from which appreciation under such SARs are to be measured other than in accordance with the stockholder approval requirements of the New York Stock Exchange. Unless otherwise submitted to and approved by the Company’s shareholders, any substitution or buyout of Stock Options

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or SARs for cash, as applicable, shall be prohibited when the exercise price for such Stock Option is below the current fair market value or when the base value from which appreciation under such SARs are to be measured is below the current fair market value.

(3)Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.EFFECT OF CERTAIN TRANSACTIONS

(a)Mergers, etc.  Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one share of Stock, the Award may be cancelled with no payment due hereunder.

(3)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)Termination of Awards Upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5)Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under

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Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)Changes in and Distributions With Respect to Stock.

(1)Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan, to the maximum number of shares of Stock that may be delivered in satisfaction of ISOs under the Plan, and to the maximum share limits described in Section 4(c) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.OTHER COMPENSATION ARRANGEMENTS

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The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.MISCELLANEOUS

(a)Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

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13.GOVERNING LAW

(a)Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable law of the Grand Duchy of Luxembourg relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Pennsylvania without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Pennsylvania for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Pennsylvania; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, provided that, for purposes of determining treatment as a single employer under Section 414(b) and Section 414(c) of the Code, “50%” shall replace “80%” in the applicable stock ownership requirements under such sections of the Code and the regulations thereunder.

“Articles”: The articles of association of the Company.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect.  In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries or of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other

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agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could reasonably be expected to be harmful to the business, interests or reputation of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”:  Trinseo S.A.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or that results in the acquisition of all or substantially all of the Company’s then outstanding ordinary shares by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Director”:  A member of the Board.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.  Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

2020 Proxy Statement        83

APPENDIX A

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or environmental health and/or safety metrics. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide, by the deadline that otherwise applies to the establishment of the terms of any Award intended to qualify for such exception, that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Permanent Disability”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Permanent Disability” (or similar term), the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect.  In the case of any other Participant, “Permanent Disability” shall mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.  Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A and is payable upon a Participant’s Permanent Disability, the Participant shall be treated as having a Permanent Disability only if the Participant’s condition also satisfies the definition of “disability” in Treasury Regulation 1.409A-3(i)(4).

“Plan”:  The Trinseo S.A. Omnibus Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Ordinary shares of the Company, par value $0.01 per share.

2020 Proxy Statement        84

APPENDIX A

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

2020 Proxy Statement        85

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10772-P38477

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRINSEO S.A.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Frank A. Bozich	☐	☐	☐
1b. K'Lynne Johnson	☐	☐	☐
1c. Sandra Beach Lin	☐	☐	☐
1d. Philip Martens	☐	☐	☐
1e. Donald T. Misheff	☐	☐	☐
1f. Christopher D. Pappas	☐	☐	☐
1g. Henri Steinmetz	☐	☐	☐
1h. Mark Tomkins	☐	☐	☐
1i. Stephen M. Zide	☐	☐	☐
2. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D10773-P38477

TRINSEO S.A.
Annual General Meeting of Shareholders
June 9, 2020 12:00 p.m. CEST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frank A. Bozich, David P. Stasse and Angelo Chaclas, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of TRINSEO S.A. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 12:00 p.m. CEST, on June 9, 2020, at 26-28, rue Edward Steichen, L 2540 Luxembourg, Grand Duchy of Luxembourg, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side